                                                 [EXECUTION COPY]

















                          SIXTH AMENDED AND RESTATED
                                LOAN AGREEMENT
                          DATED AS OF AUGUST 30, 1994
                                 BY AND AMONG
                                 AIRGAS, INC.
                                      AND
                             AIRGAS HOLDINGS, INC.
                                 AS BORROWERS,
                            THE BANKS NAMED HEREIN,
                                      AND
                     NATIONSBANK OF NORTH CAROLINA, N.A.,
                                   AS AGENT


                               Table of Contents

     Section                  Title                            Page


ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . 2

     1.01      Definitions . . . . . . . . . . . . . . . . . . . 2
     1.02      Accounting Terms. . . . . . . . . . . . . . . . .15

ARTICLE II     REVOLVING LOANS . . . . . . . . . . . . . . . . .15

     2.01      Revolving Credit Loans. . . . . . . . . . . . . .15
     2.02      (a)  Minimum Amounts. . . . . . . . . . . . . . .15
               (b)  Types of Revolving Credit Loans. . . . . . .16
               (c)  Notice . . . . . . . . . . . . . . . . . . .16
               (d)  Limitation on Numbers of
                      Revolving Credit Loans . . . . . . . . . .16
     2.03      Revolving Credit Notes. . . . . . . . . . . . . .17
     2.04      Revolving Credit Loan Interest Rates. . . . . . .17
     2.05      (a)  Commitment Fee . . . . . . . . . . . . . . .18
               (b)  Reduction of Revolving Credit Loan
                      Commitments. . . . . . . . . . . . . . . .18

ARTICLE III    TERM LOANS. . . . . . . . . . . . . . . . . . . .19

     3.01      (a)  Term Loans . . . . . . . . . . . . . . . . .19
               (b)  Types of Term Loans. . . . . . . . . . . . .19
               (c)  Notice . . . . . . . . . . . . . . . . . . .19
               (d)  Limitation on Numbers of Term Loans. . . . .20
     3.02      Term Notes  . . . . . . . . . . . . . . . . . . .20
     3.03      Term Loan Interest Rates. . . . . . . . . . . . .20

ARTICLE IV     LETTER OF CREDIT TERM LOANS . . . . . . . . . . .21

     4.01      (a)  Letter of Credit Term Loans. . . . . . . . .21
               (b)  Types of Letter of Credit Term Loans . . . .21
     4.02      Repayment of Letter of Credit Term Loans  . . . .22
     4.03      Letter of Credit Term Notes . . . . . . . . . . .22
     4.04      Letter of Credit Term Loan Interest Rates . . . .22

ARTICLE V      LETTERS OF CREDIT . . . . . . . . . . . . . . . .23

     5.01      Letters of Credit . . . . . . . . . . . . . . . .23
               (a)  General Provisions . . . . . . . . . . . . .23
               (b)  Requests for Letters of Credit . . . . . . .24
               (c)  Participations of Banks in
                     Letters of Credit . . . . . . . . . . . . .24
               (d)  Reimbursement of Drawings. . . . . . . . . .24
               (e)  Indemnification of LC Agent. . . . . . . . .25
               (f)  Letter of Credit Fee(s). . . . . . . . . . .26
               (g)  Sharing of Letter of Credit Fees . . . . . .26

     5.02      Additional Costs. . . . . . . . . . . . . . . . .27
     5.03      Quarterly Reports Concerning Letters of Credit. .27
     5.04      Guarantee Subsidiaries as Account Parties . . . .27




ARTICLE VI     BANKERS' ACCEPTANCES. . . . . . . . . . . . . . .27

     6.01      Bankers' Acceptances. . . . . . . . . . . . . . .27
               (a)  General Provisions . . . . . . . . . . . . .27
               (b)  Requirements for Bankers' Acceptances;
                      Ratable Creation . . . . . . . . . . . . .28
               (c)  Requests for and Creation of
                      Bankers' Acceptances . . . . . . . . . . .29
               (d)  Reimbursement of Advances. . . . . . . . . .29
               (e)  Ineligible Bankers' Acceptances. . . . . . .30
               (f)  Records of Bankers' Acceptance Transactions.30
               (g)  Authorized Signatory . . . . . . . . . . . .30
               (h)  Guarantee Subsidiaries as Account Parties. .31

ARTICLE VII    MONEY MARKET LOANS. . . . . . . . . . . . . . . .31

     7.01      Money Market Loans. . . . . . . . . . . . . . . .31
               (a)  Money Market Loan Requests . . . . . . . . .31
               (b)  Money Market Quotes. . . . . . . . . . . . .31
               (c)  Acceptance of Money Market Quotes. . . . . .32
               (d)  Funding of Money Market Loans. . . . . . . .33
               (e)  Money Market Notes . . . . . . . . . . . . .33
               (f)  Limitations on Money Market Loans. . . . . .33
               (g)  Repayment of Money Market Loans. . . . . . .33
               (h)  Interest . . . . . . . . . . . . . . . . . .34
               (i)  Limitation on Money Market Loans . . . . . .34
               (j)  Money Market Loan Requests through Agent . .34

ARTICLE VIII   ADDITIONAL PROVISIONS REGARDING
               REVOLVING CREDIT LOANS, TERM LOANS,
               LETTER OF CREDIT TERM LOANS,
               MONEY MARKET LOANS AND BANKERS' ACCEPTANCES . . .34

     8.01      Additional Interest Rate Provisions . . . . . . .34
               (a)  Default Rate . . . . . . . . . . . . . . . .34
               (b)  LIBOR Base Rate Unascertainable. . . . . . .35
               (c)  CD Base Rate Unascertainable . . . . . . . .35
     8.02      Conversion and Continuation of Loans. . . . . . .36
     8.03      Prepayments . . . . . . . . . . . . . . . . . . .38
     8.04      Additional Costs. . . . . . . . . . . . . . . . .39
     8.05      Changes in Laws or Regulations. . . . . . . . . .41
     8.06      Compensations . . . . . . . . . . . . . . . . . .42
     8.07      Payments and Prepayments. . . . . . . . . . . . .42
     8.08      Capital Adequacy Protection . . . . . . . . . . .44
     8.09      HLT Classification. . . . . . . . . . . . . . . .44
     8.10      Limitation of Liability of Holdings . . . . . . .45

ARTICLE IX     CONDITIONS PRECEDENT AS OF CLOSING DATE . . . . .46

     9.01      Conditions Precedent to Initial Loans . . . . . .46

ARTICLE X      CONDITIONS OF LENDING . . . . . . . . . . . . . .47

     10.01     Conditions of Lending . . . . . . . . . . . . . .47
     10.02     Revolving Credit Loan Commitment
                 Limitation; Reaffirmation . . . . . . . . . . .47




ARTICLE XI     REPRESENTATIONS AND WARRANTIES. . . . . . . . . .48

     11.01     (a)  Incorporation. . . . . . . . . . . . . . . .48
               (b)  Power and Authority
                      to Own Properties and Assets . . . . . . .48
               (c)  Power and Authority to Execute,
                      Deliver and Perform the Loan Documents . .48
               (d)  Loan Documents Valid and Binding
                      Obligations. . . . . . . . . . . . . . . .48
               (e)  Execution, Delivery and Performance. . . . .48
               (f)  Title to Properties. . . . . . . . . . . . .49
               (g)  Subsidiaries . . . . . . . . . . . . . . . .49
               (h)  Interests in Other Person. . . . . . . . . .49
               (i)  Audited Balance Sheet. . . . . . . . . . . .49
               (j)  Litigation . . . . . . . . . . . . . . . . .49
               (k)  Compliance with Laws . . . . . . . . . . . .50
               (l)  Hazardous Materials. . . . . . . . . . . . .50
               (m)  Margin Stock; Regs G, U, T and X . . . . . .50
               (n)  Patents, Licenses and Trademarks . . . . . .50
               (o)  MEPP . . . . . . . . . . . . . . . . . . . .51
               (p)  "Investment" or "Holding" Company. . . . . .51
               (q)  (i)  No Judgments, Orders, or Decrees. . . .51
                    (ii) No Defaults . . . . . . . . . . . . . .51
               (r)  Taxes. . . . . . . . . . . . . . . . . . . .51
               (s)  ERISA. . . . . . . . . . . . . . . . . . . .51
               (t)  Material Misstatement. . . . . . . . . . . .52
               (u)  No Governmental Approvals. . . . . . . . . .52

ARTICLE XII    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . .52

     12.01     Affirmative Covenants . . . . . . . . . . . . . .52
               (a)  (i)  Annual Audited Financial Reports  . . .52
                    (ii) Annual Projections. . . . . . . . . . .52
               (b)  Quarterly Financial Reports. . . . . . . .  52
               (c)  Financial Information Concerning Certain
                       Acquired Companies. . . . . . . . . . . .53
               (d)  Officer's Certification. . . . . . . . . . .53
               (e)  Stockholder and SEC Reports. . . . . . . . .53
               (f)  Other Information. . . . . . . . . . . . . .54
               (g)  Primary Depository . . . . . . . . . . . . .54
               (h)  Fiscal Year  . . . . . . . . . . . . . . . .54
               (i)  Use of Loan Proceeds . . . . . . . . . . . .54
               (j)  Maintenance of Properties  . . . . . . . . .54
               (k)  Maintenance of Corporate Existence . . . . .54
               (l)  Compliance with Laws . . . . . . . . . . . .54
               (m)  Hazardous Materials. . . . . . . . . . . . .54
               (n)  Indemnification of Banks.. . . . . . . . . .55
               (o)  Insurance. . . . . . . . . . . . . . . . . .55
               (p)  Patents. . . . . . . . . . . . . . . . . . .55
               (q)  Books of Records and Accounts. . . . . . . .55
               (r)  Inspection . . . . . . . . . . . . . . . . .56
               (s)  Certified Public Accountants . . . . . . . .56
               (t)  Notice of Event of Default . . . . . . . . .56
               (u)  Agent's Fee. . . . . . . . . . . . . . . . .56
               (v)  Other Notices. . . . . . . . . . . . . . . .56
               (w)  ERISA. . . . . . . . . . . . . . . . . . . .56
               (x)  Further Assurances . . . . . . . . . . . . .57
               (y)  New Subsidiaries . . . . . . . . . . . . . .57


ARTICLE XIII   NEGATIVE COVENANTS. . . . . . . . . . . . . . . .58

     13.01     Negative Covenants. . . . . . . . . . . . . . . .58
               (a)  Indebtedness . . . . . . . . . . . . . . . .58
               (b)  Liens. . . . . . . . . . . . . . . . . . . .59
               (c)  Acquisitions, Consolidations, Mergers. . . .60
               (d)  Asset Dispositions . . . . . . . . . . . . .60
               (e)  Sale/Leaseback Transactions. . . . . . . . .61
               (f)  Dissolution, Liquidation or Termination. . .61
               (g)  Guarantees . . . . . . . . . . . . . . . . .61
               (h)  Investments. . . . . . . . . . . . . . . . .61
               (i)  Accounts Receivable. . . . . . . . . . . . .63
               (j)  Insider Transactions . . . . . . . . . . . .63
               (k)  Loans and Advances . . . . . . . . . . . . .64
               (l)  Dividends. . . . . . . . . . . . . . . . . .64
               (m)  Partnerships, Joint Ventures . . . . . . . .64
               (n)  Line of Business . . . . . . . . . . . . . .64
               (o)  Accounting Practices . . . . . . . . . . . .65
               (p)  Leverage Ratio . . . . . . . . . . . . . . .65
               (q)  Current Ratio. . . . . . . . . . . . . . . .65
               (r)  Fixed Charge Coverage Ratio. . . . . . . . .65
               (s)  Book Net Worth . . . . . . . . . . . . . . .65
               (t)  Payment of Subordinated Debt . . . . . . . .65
               (u)  Amendment of Senior Subordinated
                    Note Purchase Agreement. . . . . . . . . . .65

ARTICLE XIIIA  INCORPORATION OF SUBORDINATED DEBT COVENANTS. . .66

ARTICLE XIV    EVENTS OF DEFAULT AND ACCELERATION. . . . . . . .66

     14.01     Events of Default and Acceleration. . . . . . . .66

ARTICLE XV     THE AGENT . . . . . . . . . . . . . . . . . . . .69

     15.01     Appointment and Authorization . . . . . . . . . .69
     15.02     Reliance..... . . . . . . . . . . . . . . . . . .69
     15.03     Responsibilities. . . . . . . . . . . . . . . . .69
     15.04     Reliance Upon Communications. . . . . . . . . . .70
     15.05     Event of Default. . . . . . . . . . . . . . . . .70
     15.06     No Representations  . . . . . . . . . . . . . . .70
     15.07     Indemnification . . . . . . . . . . . . . . . . .71
     15.08     Dealings with Credit Parties. . . . . . . . . . .71
     15.09     Resignation . . . . . . . . . . . . . . . . . . .72


















ARTICLE XVI    MISCELLANEOUS . . . . . . . . . . . . . . . . . .72

     16.01     Notices . . . . . . . . . . . . . . . . . . . . .72
     16.02     Waiver. . . . . . . . . . . . . . . . . . . . . .74
     16.03     Survival. . . . . . . . . . . . . . . . . . . . .74
     16.04     Costs . . . . . . . . . . . . . . . . . . . . . .74
     16.05     Amendments. . . . . . . . . . . . . . . . . . . .75
     16.06     Year  . . . . . . . . . . . . . . . . . . . . . .76
     16.07     Set-Off . . . . . . . . . . . . . . . . . . . . .76
     16.08     Payment on Business Day . . . . . . . . . . . . .76
     16.09     Counterparts  . . . . . . . . . . . . . . . . . .76
     16.10     Assignment  . . . . . . . . . . . . . . . . . . .76
     16.11     Term  . . . . . . . . . . . . . . . . . . . . . .77
     16.12     Joint and Several Obligations of Borrowers. . . .77
     16.13     Governing Law . . . . . . . . . . . . . . . . . .77
     16.14     Priority of Loans and Money Market Loans. . . . .78
     16.15     Conversions to U.S. Currency. . . . . . . . . . .78
     16.16     Return of Old Notes . . . . . . . . . . . . . . .78
     16.17     Dealings by Banks With Credit Parties . . . . . .78
     16.18     No Deduction for Foreign Taxes. . . . . . . . . .78


Exhibits

Exhibit A      Banks' Commitment Levels
Exhibit B      Guaranty Agreement
Exhibit C      Form of Guaranty Joinder Agreement
Exhibit D      Contingent Liability
Exhibit E      Form of Revolving Credit Note
Exhibit F      Form of Term Note
Exhibit G      Form of Letter of Credit Term Note
Exhibit H      Form of Request for Bankers' Acceptances
Exhibit I      Form of Money Market Note
Exhibit J      Form of Legal Opinion
Exhibit K      Liens
Exhibit L      Airgas Subsidiaries
Exhibit M      Interest in Other Persons
Exhibit N      Litigation
Exhibit O      Form of Officer's Compliance Certificate
Exhibit P      Insurance Coverage
Exhibit Q      Existing Indebtedness


Schedules

Schedule 1     $25,000,000 Senior Subordinated Note Purchase
                 Agreement
Schedule 2     $30,000,000 Senior Subordinated Note Purchase
                 Agreement
Schedule 3     Existing Letters of Credit
Schedule 4     Loan Documents for $30,000,000 NationsBank
                 Revolving Line of Credit


                   SIXTH AMENDED AND RESTATED
                         LOAN AGREEMENT


     THIS SIXTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 30, 1994 (the "Loan Agreement"), amends and restates that certain Fifth Amended and Restated Loan Agreement dated as of October 13, 1993 (as amended from time to time, the "Prior Loan Agreement") by and among Airgas, Inc. and certain of its Subsidiaries and the Banks hereinafter referred to and defined and NationsBank of North Carolina, N.A., as agent for such Banks, and is made by and among

     AIRGAS, INC., a Delaware corporation ("Airgas"); and

     AIRGAS HOLDINGS, INC., a Delaware corporation ("Holdings" - Airgas and Holdings may be referred to individually herein as a "Borrower" and collectively as the "Borrowers");

     NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association ("NationsBank");

     THE BANK OF NEW YORK, a New York corporation ("BNY");

     FIRST FIDELITY BANK, N.A., a national banking association ("Fidelity");

     PHILADELPHIA NATIONAL BANK, INCORPORATED AS CORESTATES BANK, NA, a national banking association ("PNB");

     CONTINENTAL BANK, an Illinois state bank ("Continental");

     MERIDIAN BANK, a Pennsylvania state bank ("Meridian");

     NBD BANK, N.A., a national banking association ("NBD");

     CIBC INC. , a Delaware corporation ("CIBC"); and

     PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC" - hereinafter, NationsBank, BNY, Fidelity, PNB, Continental, Meridian, NBD, CIBC and PNC may be referred to individually as a "Bank" and collectively as the "Banks"); and

     NATIONSBANK NATIONAL BANK OF NORTH CAROLINA, N.A., a national banking association (in its capacity as agent for the Banks, hereinafter referred to in such capacity as the "Agent").


RECITALS:

     A. The Borrowers have requested that the Banks provide the Borrowers with a $250,000,000.00 credit facility for the purposes of (i) refinancing certain existing indebtedness of Airgas and certain of its Subsidiaries to the Banks, (ii) financing the acquisition of new Subsidiaries, (iii) financing other investments permitted under this Loan Agreement and (iv) satisfying capital expenditure, working capital and letter of credit needs of the Borrowers and the Guarantee Subsidiaries.






     B. The Banks have agreed to provide the requested credit facility to the Borrowers on the terms and conditions hereinafter set forth.


     NOW, THEREFORE, the Borrowers, the Agent and the Banks agree as follows:


                            ARTICLE I

                           Definitions

     1.01 For the purposes hereof:

     "Adjusted Net Worth" means, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of Holdings as of such date of determination, over (ii) the amount of all "liabilities, contingent or otherwise", of Holdings as of such date of determination, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of Holdings for purposes of calculating Holdings' Maximum Obligated Amount in respect of any Extension of Credit, the liabilities of Holdings to be used in such determination pursuant to clause (ii) of the preceding sentence shall in any event include the liabilities of Holdings hereunder in respect of all Extensions of Credit other than the Extension of Credit in respect of which such calculation is being made;

     "Affiliate", with respect to any Person, means any other Person

          (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person; or

         (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock (or in the case of such first Person which is not a corporation, 5% or more of the equity interest) of such first Person; or

        (iii) of which 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is beneficially owned or held by such first Person;

     "Applicable Margin" means, at any time, the applicable margin corresponding to the ratios described below in effect as of the most recent Rate Determination Date (as hereinafter defined):
















A.   Revolving Credit Loans and Bankers' Acceptances

                                         Applicable
                                          Margin     Applicable   Applicable
                                           for        Margin        Margin
Pricing   Funded Debt    Fixed Charge    Eurodollar    for        for Bankers'
 Level   Coverage Ratio  Coverage Ratio   Loans      CD Loans     Acceptances
_______  ______________  ______________  _________   ________     ___________

V         Equal to or   Less than 1.50:1.00   1%        1 1/8%           1%
          greater than
          3.50:1.00

IV        Less than      Equal to or greater
          3.50:1.00 but  than 1.50:1.00 but
          greater than   less than 1.60:1.00   7/8%         1%         7/8%
          or equal to
          3.00:1.00


III       Less than      Equal to or greater
          3.00:1.00 but  than 1.60:1.00 but
          greater than   less than 2.00:1.00   3/4%       7/8%         3/4%
          or equal to
          2.50:1.00

II        Less than      Equal to or greater
          2.50:1.00 but  than 2.00:1.00 but
          greater than   less than 2.50:1.00   5/8%       3/4%         5/8%
          or equal to
          2.00:1.00

I         Less than      Equal to or greater
          2.00:1.00      than 2.50:1.00        1/2%        5/8%        1/2%

B.   Term Loans and Letter of Credit Term Loans

                                                  Applicable      Applicable
                                                   Margin          Margin
Pricing     Funded Debt    Fixed Charge             for              for
 Level    Coverage Ratio  Coverage Ratio       Eurodollar Loans    CD Loans
______    ______________  _______________      ________________    _________

V         Equal to or    Less than 1.50:1.00         1 1/2%          1 5/8%
          greater than
          3.50:1.00

IV        Less than      Equal to or greater
          3.50:1.00 but  than 1.50:1.00 but
          greater than   less than 1.60:1.00         1 3/8%          1 1/2%
          or equal to
          3.00:1.00







III       Less than      Equal to or greater
          3.00:1.00 but  than 1.60:1.00 but
          greater than   less than 2.00:1.00         1 1/4%          1 3/8%
          or equal to
          2.50:1.00

II        Less than      Equal to or greater
          2.50:1.00 but  than 2.00:1.00 but
          greater than   less than 2.50:1.00         1 1/8%          1 1/4%
          or equal to
          2.00:1.00

I         Less than      Equal to or greater
          2.00:1:00      than 2.50:1.00                  1%          1 1/8%


     In the event that, as of any Rate Determination Date, the Leverage Ratio and the Fixed Charge Coverage Ratio then applicable are at different Pricing Levels, then the Applicable Margins in the higher of the two Pricing Levels shall apply.

     Determination of the appropriate Applicable Margin based on the Funded Debt Coverage Ratio and the Fixed Charge Coverage Ratio shall be made as of the Closing Date and as of each March 31, June 30, September 30 and December 31 thereafter (each such date a "Rate Determination Date"). The Funded Debt Coverage Ratio and the Fixed Charge Coverage Ratio in effect as of a Rate Determination Date (as calculated by the chief financial officer of Airgas and set forth in the related statement of such chief financial officer delivered to the Banks in accordance with Section 12.01(d) hereof) shall establish the Applicable Margins for the second calendar quarter immediately following such Rate Determination Date. A change in the Applicable Margins shall be effective as of the first day of the second calendar quarter after the Rate Determination Date giving rise to such change and shall be applicable thereafter until the effective date of any subsequent change. The Agent shall
(i) verify the calculations of the Funded Debt Coverage Ratio and the Fixed Charge Coverage Ratio provided by the chief financial officer of Airgas as described above for each Rate Determination Date and (ii) determine the Applicable Margins as of each Rate Determination Date. The Agent shall promptly notify the Borrowers and the Banks of the Applicable Margins so determined. Such determinations by the Agent of the Applicable Margins shall be conclusive absent manifest error. The Applicable Margins as of the Closing Date are 3/4% for Revolving Credit Loans which are Eurodollar Loans, 7/8% for Revolving Credit Loans which are CD Loans and 3/4% for Bankers' Acceptances.

     "BA Discount Rate" means, with respect to any Bankers' Acceptance, the rate per annum (computed on the basis of a year of 360 days) equal to the sum of (i) the rate determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1%) of the current quoted discount rates for bankers' acceptances of each of the Reference Banks on the date of creation of such Bankers' Acceptance for bankers' acceptances in an amount substantially equal to the face amount of the related Bankers' Acceptance to be created by each such Reference Banks and having the same maturity as such Bankers' Acceptance plus (ii) the Applicable Margin for Bankers' Acceptances at such time determined in accordance with the definition of "Applicable Margin" set forth in this Section 1.01;



     "BA Documents" means, with respect to any Bankers' Acceptance, such documents and agreements as the applicable accepting Bank reasonably may require in connection with the creation of such Bankers' Acceptance;

     "BA Outstandings" means, at any time with respect to the Bankers' Acceptances created by any Bank, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, payable by such Bank under all Bankers' Acceptances of such Bank then outstanding, plus (ii) the aggregate BA Reimbursement Obligations of such Bank at such time;

     "BA Reimbursement Obligation" means, at any time with respect to any Bankers' Acceptance of any Bank, any unpaid obligation of the Borrowers to reimburse such Bank for amounts theretofore advanced by such Bank under such Bankers' Acceptance;

     "Bankers' Acceptance" means a draft drawn by the Borrowers (or by either of them, or, as contemplated by Section 6.01(h) hereof, by a Guarantee Subsidiary) on, and accepted and discounted by, a Bank pursuant to Section
6.01 hereof;

     "Bankers' Acceptance Commitment", for each Bank, means the commitment of such Bank to create Bankers' Acceptances in a maximum face amount equal to the amount set forth beside the name of such Bank on Exhibit A hereto;

     "Book Net Worth" means, at any time, consolidated net stockholders' equity of Airgas and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis excluding any Capital Stock to which a Redemption Obligation relates so long as such Redemption Obligation is outstanding;

     "Borrowers' Obligations" means, without duplication, the obligations of the Borrowers to the Banks, the Agent and the LC Agent (including the obligations to pay principal of and interest on the Loans, the Money Market Loans, the LC Reimbursement Obligations and the BA Reimbursement Obligations and to pay all fees and other amounts payable by the Borrowers) hereunder and under the Notes and the Money Market Notes;

     "Business Day" means any day not a Saturday, Sunday or legal holiday on which each of the Banks is open for business; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market;

     "Canadian Lender" means a bank or other financial institution organized and existing under the laws of Canada or any province or other political subdivision thereof, or any subsidiary of such a Bank or other financial institution;

     "Canadian Subsidiary" means a direct or indirect Subsidiary of Airgas which is organized and existing under the laws of Canada or any province or other political subdivision thereof;

     "Capital Base" means, at any time, the sum of (i) Funded Debt at such time, plus (ii) Book Net Worth at such time;

     "Capital Stock" means common stock and any class or series of preferred stock;



     "CD Base Rate" means the rate, on the day of borrowing, bid by New York certificate of deposit dealers of recognized standing for the purchase of NationsBank's negotiable certificates of deposit at face value in the requested amount and maturity, such rate being adjusted for the cost of (i) reserve requirements as prescribed by the Board of Governors of the Federal Reserve System and (ii) insurance premiums on certificates of deposit paid to the Federal Deposit Insurance Corporation;

     "CD Letter of Credit Term Loan" means a Letter of Credit Term Loan that is a CD Loan;

     "CD Loan" means a Loan bearing interest based on the CD Base Rate in accordance with the provisions of Articles II, III, IV and VIII hereof;

     "CD Revolving Credit Loan" means a Revolving Credit Loan that is a CD
Loan;

     "CD Term Loan" means a Term Loan that is a CD Loan;

     "Closing Date" means the date as of which this Loan Agreement is executed by the Borrowers, the Banks and the Agent and all of the conditions precedent set forth in Article IX hereof have been satisfied;

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a) hereof;

     "Consistent Basis", in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period;

     "Controlled Group" means the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code of 1986 (as the same may be amended from time to time) and the applicable regulations thereunder, of which Airgas or any of its Subsidiaries is a part or may become a part;

     "Credit Party" means any of the Borrowers and the Guarantee Subsidiaries;

     "Current Assets" means, at any time, all items which, according to Generally Accepted Accounting Principles, would be classified as current assets on a consolidated balance sheet of Airgas and its Subsidiaries;

     "Current Liabilities" means, at any time, all items which, according to Generally Accepted Accounting Principles, would be classified as current liabilities on a consolidated balance sheet of Airgas and its Subsidiaries;


     "Current Maturities" means, at any time, (i) current maturities of Long Term Debt as of such time and (ii) short term notes payable by Airgas or any of its Subsidiaries as of such time, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

     "Current Ratio" means, at any time such calculation is made, the ratio obtained by dividing Current Assets by Current Liabilities;





     "EBITDA" means, with respect to the twelve-month period ending on the date such calculation is made, the sum of (i) Net Income for such period, plus
(ii) an amount which, in the determination of Net Income for such period, has been deducted for (A) Interest Expense, (B) total Federal, state, local and foreign income and similar taxes of Airgas and its Subsidiaries on a consolidated basis and (C) depreciation and amortization expense of Airgas and its Subsidiaries on a consolidated basis, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

     "ERISA" shall have the meaning given to said term in Section 12.01(w) hereof;

     "Eurodollar Letter of Credit Term Loan" means a Letter of Credit Term Loan that is a Eurodollar Loan;

     "Eurodollar Loan" means a Loan bearing interest based on the LIBOR Base Rate in accordance with the provisions of Articles II, III, IV and VIII hereof;

     "Eurodollar Revolving Credit Loan" means a Revolving Credit Loan that is a Eurodollar Loan;

     "Eurodollar Term Loan" means a Term Loan that is a Eurodollar Loan;

     "Event of Default" shall have the meaning given to said term in Section
14.01 hereof;

     "Executive Officer" means the chief executive officer, chief operating officer or chief financial officer of the Person in question;

     "Existing Letters of Credit" means the letters of credit set forth on
Schedule 3 attached hereto;

     "Extension of Credit" means any Loan or Money Market Loan advanced hereunder, any Letter of Credit issued hereunder (and obligations to make advances thereunder) and any Bankers' Acceptance created hereunder (and obligations to make advances thereunder);

     "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent);

     "Fixed Charge Coverage Ratio" means, with respect to the twelve-month period ending on the date such calculation is made, the ratio of (i) Operating Income for such period to (ii) Fixed Charges for such period;

     "Fixed Charges" means, for any period, the sum of (i) Interest Expense for such period, plus (ii) Current Maturities as of the first day of such period;

     "Funded Debt" means, at any time, the sum, without duplication, of (i) the aggregate principal balance of all outstanding Loans, Money Market Loans and BA Outstandings at such time, plus (ii) the aggregate amount of Current Maturities at such time, plus (iii) the aggregate principal balance of all Long Term Debt at such time;



     "Funded Debt Coverage Ratio" means, at any time such calculation as is made, the ratio of (i) Funded Debt at such time to (ii) EBITDA for the twelve-month period ending on the date of such calculation;

     "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles are from time to time supplemented and amended;

     "Guarantee Subsidiary" means each of the direct and indirect Subsidiaries of Airgas which is a party to the Guaranty Agreement, including each direct or indirect Subsidiary of Airgas which becomes a party to the Guaranty Agreement pursuant to a Guaranty Joinder Agreement;

     "Guaranty Agreement" means the Guaranty Agreement in the form of Exhibit B attached hereto;

     "Guaranty Joinder Agreement" means a Guaranty Joinder Agreement substantially in the form of Exhibit C attached hereto;

     "Holdings' Maximum Obligated Amount" means, as of any date of determination thereof, the sum of (i) with respect to each Extension of Credit (or portion thereof) which is used (or the proceeds of which are used) to make a Valuable Transfer to Holdings, the outstanting amount of such Extension of Credit (or such portion thereof) as of such date, plus (ii) with respect to each Extension of Credit (or portion thereof) which is not used (or the proceeds of which are not used) to make a Valuable Transfer to Holdings, the lesser of (a) the outstanding amount of such Extension of Credit (or such portion thereof) as of such date of determination or (b) the greater of (1) 95% of the Adjusted Net Worth of Holdings at the time of such Extension of Credit or (2) 95% of the Adjusted Net Worth of Holdings as of such date;

     "Interest Expense" means, for any period, consolidated interest expense of Airgas and its Subsidiaries for such period, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

     "Interest Payment Date" means, (i) as to any CD Loan having an Interest Period of 30, 60 or 90 days, any Eurodollar Loan having an Interest Period of 1, 2 or 3 months or any Money Market Loan, the last day of the applicable Interest Period, and (ii) as to any CD Loan having an Interest Period longer than 90 days or any Eurodollar Loan having an Interest Period longer than 3 months, the last day of June, September, December and March in each year and the last day of the applicable Interest Period and (iii) as to any Prime Loan, the last day of June, September, December and March in each year. If any Interest Payment Date falls on a day which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day (unless, in case of a Eurodollar Loan, the same would fall in a succeeding month, in which case such Interest Payment Date shall be deemed to be the first preceding Business Day);

     "Interest Period" means, (i) as to any CD Loan, a period of 30, 60, 90 or 180 days' duration or, unless unavailable pursuant to the terms of Section 8.01(c) hereof, of 270 or 360 days, as the Borrowers may elect, commencing on the date such CD Loan shall have been made or immediately upon expiration of the Interest Period of the preceding CD Loan; (ii) as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, unless


unavailable pursuant to the terms of Section 8.01(b) hereof, in the calendar month that is 9 or 12 months thereafter, as the Borrowers may elect; or (iii) as to any Money Market Loan, such period as a Bank shall offer and the Borrowers may select, in any event not to be less than 1 nor more than 90 days; provided, however, that (A) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(B) no Interest Period with respect to a Money Market Loan or to a Revolving Credit Loan constituting a CD Loan or a Eurodollar Loan shall end later than the Termination Date and no Interest Period with respect to a Term Loan or a Letter of Credit Term Loan constituting a CD Loan or a Eurodollar Loan shall end later than the Maturity Date; and (C) with respect to the Term Loans and Letter of Credit Term Loans, no Interest Period may be selected for a CD Loan or a Eurodollar Loan comprising such Term Loan or Letter of Credit Term Loan or any portion thereof which expires later than the next date for payment of an installment of principal unless either that portion of the Term Loan or Letter of Credit Term Loan comprised of a Prime Loan is at least equal to such installment or the last day of an Interest Period for a CD Loan or a Eurodollar Loan occurs on or prior to such installment payment date and such Loan or Loans are in an amount which, when added to the Prime Loan portion, is at least equal to such installment at the due date thereof;

     "Jackson" means Jackson Products, Inc., a former Delaware corporation and Subsidiary of Airgas;

     "LC Agent" means the Agent; provided, however, that with respect to each Existing Letter of Credit, the term "LC Agent" means the Bank which is the issuer of such Letter of Credit;

     "LC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor, and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations;

     "LC Outstandings" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under all Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate LC Reimbursement Obligations at such time;

     "LC Reimbursement Obligations" means, at any time with respect to any Letter of Credit, any unpaid obligation of the Borrowers to reimburse the LC Agent for amounts theretofore paid by the LC Agent pursuant to a drawing under such Letter of Credit;

     "Letter of Credit" means (i) any letter of credit issued by the LC Agent for the account of a Borrower (or, as contemplated by Section 5.04 hereof, a Guarantee Subsidiary) in accordance with the terms of Section 5.01 hereof and
(ii) any Existing Letter of Credit;

     "Letter of Credit Term Loan" means a loan or loans made pursuant to
Section 4.01 hereof;



     "Letter of Credit Term Note" or "Letter of Credit Term Notes" means a promissory note or promissory notes, as the case may be, of the Borrowers executed and delivered as provided in Section 4.03 hereof;

     "Leverage Ratio" means, at any time such calculation is made, the ratio of (i) Funded Debt at such time to (ii) the Capital Base at such time;

     "LIBOR Base Rate" means the rate at which deposits in the requested aggregate amount and maturity are offered to NationsBank by prime banks in the London Interbank Market as of 11:00 a.m. London time, on the second Business Day prior to the applicable Interest Period, such rate being adjusted for the cost of reserve requirements as prescribed by the Board of Governors of the Federal Reserve System;

     "Loan" or "Loans" means any Revolving Credit Loans, Term Loans or Letter of Credit Term Loans;

     "Loan Documents" means this Loan Agreement, the Notes, the Money Market Notes and the Guaranty Agreement (together with any Guaranty Joinder Agreement);

     "Long Term Debt" means, at any time, all items which, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, would be classified as long term debt (including Subordinated Debt, purchase money indebtedness, indebtedness permitted under Section 13.01(a)(v) hereof, and capitalized leases) on a consolidated balance sheet of Airgas and its Subsidiaries;

     "Majority Banks" means, at any time, (i) the holders of at least 67% of the sum of (A) the aggregate unpaid principal amount of the Notes at such time, plus (B) the LC Outstandings at such time, plus (C) the BA Outstandings at such time, or (ii) if no amounts are outstanding under any of the Notes and there are no LC Outstandings or BA Outstandings, Banks having at least 67% of the aggregate amount of the Revolving Credit Loan Commitments at such time, or
(iii) if an Event of Default shall have occurred and be continuing, the holders (in any event not to be less than five (5) of the Banks) of at least 67% of the sum of (A) the aggregate unpaid principal amount of the Notes at such time, plus (B) the aggregate unpaid principal amount of the Money Market Notes at such time, plus (C) the LC Outstandings at such time, plus (D) the BA Outstandings at such time;

     "Material Plan" shall have the meaning given to said term in Section 14.01(i) hereof;

     "Maturity Date" means a date five (5) years after the Termination Date (as the Termination Date may be extended from time to time in accordance with the terms hereof);

     "Money Market Loan" means a loan made pursuant to Section 7.01 hereof;

     "Money Market Note" or "Money Market Notes" means a promissory note or promissory notes, as the case may be, of the Borrowers, executed and delivered as provided in Section 7.01(e) hereof;

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 7.01(b) hereof;




     "Money Market Rate" means that fixed rate of interest equal to the rate quoted for such amounts and for such time periods specified by a Bank to the Borrowers upon a request for a Money Market Quote pursuant to Section 7.01(b) hereof;

     "Multiemployer Plan" means an employee pension benefit plan within the meaning of Section 3(37) of ERISA to which a member of the Controlled Group is making, or accruing an obligation to make, contributions or has within the preceding 5 plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such 5 year period;

     "Net Income" means, for any period, net income after taxes of Airgas and its Subsidiaries on a consolidated basis for such period, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

     "Note" or "Notes" means any Revolving Credit Note or Notes, Letter of Credit Term Note or Notes or Term Note or Notes, as the case may be, of the Borrowers, executed and delivered under this Loan Agreement;

     "Operating Income" means, for any period, the sum of (i) the amount by which total operating revenues exceed total operating expenses for such period as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and as reported in the related consolidated financial statements for such period of Airgas and its Subsidiaries described in Sections 12.01(a)(i) and (b) hereof, plus (ii) consolidated cash income of Airgas and its Subsidiaries for such period from investments in partnerships, joint venturers or similar investments permitted under Section 13.01(m) hereof, plus (iii) consolidated depreciation and amortization expense of Airgas and its Subsidiaries for such period, minus (iv) consolidated capital expenditures of Airgas and its Subsidiaries for such period other than capital expenditures related to (A) an acquisition permitted under Section 13.01(h)(iv) or (vi) hereof and (B) purchases of property and/or equipment at the time of acquisition leased to any acquired company as permitted under
Section 13.01(h)(v) hereof, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

     "PBGC" shall have the meaning given to said term in Section 12.01(w) hereof;

     "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

     "Plan" shall have the meaning given to said term in Section 12.01(w) hereof;

     "Prime Letter of Credit Term Loan" means a Letter of Credit Term Loan that is a Prime Loan;

     "Prime Loan" means a Loan bearing interest based on the Prime Rate in accordance with the provisions of Articles II, III, IV and VIII hereof;

     "Prime Rate" means the rate of interest per annum as announced publicly in Charlotte, North Carolina by NationsBank as its Prime Rate in effect from time to time, which is not necessarily the best or lowest rate of interest offered by NationsBank to its customers;


     "Prime Revolving Credit Loan" means a Revolving Credit Loan that is a Prime Loan;

     "Prime Term Loan" means a Term Loan that is a Prime Loan;

     "Redemption Obligation" means (i) the contingent liability of Airgas or any of its Subsidiaries with respect to cash redemption obligations relating to Capital Stock issued by Airgas or any of its Subsidiaries to any officer, director, shareholder or other principal of any Subsidiary created or acquired after the Closing Date and (ii) the contingent liability described on Exhibit D attached hereto;

     "Reference Banks" means NationsBank, Continental and Fidelity;

     "REIT" shall have the meaning given to said term in Section 13.01(d)(ii) hereof;

     "Reportable Event" shall have the meaning given to said term in Section 12.01(w) hereof;

     "Revolving Credit Loan" means a loan made pursuant to Sections 2.01 and
2.02 hereof;

     "Revolving Credit Loan Commitment", for each Bank, means the commitment of such Bank to make Revolving Credit Loans in a maximum principal amount equal to the amount set forth beside the name of such Bank on Exhibit A hereto;

     "Revolving Credit Note" or "Revolving Credit Notes" or "Revolving Notes" shall mean a promissory note or promissory notes, as the case may be, of the Borrowers, executed and delivered as provided in Section 2.03 hereof;

     "Sale/Leaseback Transaction" shall have the meaning given to such term in
Section 13.01(e) hereof;

     "Senior Subordinated Note Purchase Agreements" means a collective reference to (i) the agreement, as amended, in the form attached hereto as
Schedule 1 whereby Airgas has issued $25,000,000.00 of its 11.375% senior subordinated notes due June 1, 1997 and (ii) the agreement, as amended, in the form attached hereto as Schedule 2 whereby Airgas has issued $30,000,000.00 of its 11.375% senior subordinated notes due August 1, 1998;

     "Subordinated Debt" means (i) the indebtedness of up to $55,000,000.00 incurred by Airgas pursuant to the terms of the Senior Subordinated Note Purchase Agreements, the repayment of which is subordinated to the repayment of the indebtedness of Airgas to the Banks hereunder on terms described in the Senior Subordinated Note Purchase Agreements, and (ii) additional subordinated indebtedness incurred by Airgas provided that (A) no Event of Default specified in Article XIV hereof, nor any event which upon notice or lapse of time or both, would constitute such an Event of Default, exists immediately prior to or would exist immediately after such additional subordinated indebtedness is incurred and (B) all of the terms and conditions of such additional subordinated indebtedness (including the terms relating to the subordination of such indebtedness to the indebtedness of Airgas hereunder) are consented to by the Majority Banks prior to the time such indebtedness is incurred; provided, however, the aggregate outstanding principal balance of all indebtedness permitted to be incurred pursuant to subsections (i) and (ii) of this definition shall not exceed $105,000,000.00 at any one time;


     "Subsidiary" or "Subsidiaries" means any Person of which more than fifty percent (50%) of the equity interest in such Person at the time of computation is owned, directly or indirectly, by a Credit Party or a Subsidiary of a Credit Party;

     "Term Loan" means a loan or loans made pursuant to Section 3.01 hereof;

     "Term Note" or "Term Notes" means a promissory note or promissory notes, as the case may be, of the Borrowers, executed and delivered as provided in
Section 3.02 hereof;

     "Termination Date" shall mean August 31, 1996; provided that, on August 31, 1995 and on each August 31 thereafter, the Termination Date may be extended for an additional one year period as requested in writing to the Banks at least 30 days in advance by the Borrowers and agreed to in writing by all of the Banks in their sole discretion;

     "Total Assets" means, at any time, all items which would, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, be classified as assets (other than intangible assets) on a consolidated balance sheet of Airgas and its Subsidiaries;

     "Unutilized Revolving Credit Loan Commitments" means, at any time, the excess of (i) the aggregate Revolving Credit Loan Commitments at such time over (ii) the sum of (A) the aggregate outstanding principal balance of the Revolving Credit Loans at such time, plus (B) the LC Outstandings at such time, plus (C) the BA Outstandings at such time plus (D) the aggregate outstanding principal amount of the Money Market Loans at such time;

     "U.S. currency" and "U.S." shall each mean freely transferable lawful money of the United States;

     "Valuable Transfer" means (i) all loans, advances or capital contributions made to or for the benefit of, or letters of credit issued for the account or benefit of, Holdings with any Extension of Credit (or with any proceeds thereof), (ii) all debt securities or other obligations of Holdings acquired from Holdings, retired by Holdings or collateralized by Holdings with any Extension of Credit (or with any proceeds thereof), (iii) the fair market value of all property acquired with any Extension of Credit (or with any proceeds thereof) and transferred, absolutely and not as collateral, to Holdings and (iv) all equity securities of Holdings acquired from Holdings with any Extension of Credit (or with any proceeds thereof); and

     "Voting Stock" means common stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the corporate directors (or Persons performing similar functions).

     1.02 All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.









                           ARTICLE II

                         Revolving Loans

     2.01 Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Revolving Credit Loans to the Borrowers, or either of them, at any time or from time to time on or after the date hereof and until the Termination Date, in an aggregate principal amount at any time outstanding not exceeding the amount of its then applicable Revolving Credit Loan Commitment; provided that, at no time shall (i) the sum of (A) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (B) the aggregate LC Outstandings, plus (C) the aggregate BA Outstandings of all of the Banks, plus (D) the aggregate principal balance of all outstanding Money Market Loans, exceed (ii) the aggregate Revolving Credit Loan Commitments of all of the Banks. The Borrowers may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

     2.02 (a) The Revolving Credit Loans made by the Banks on any one date shall be in a minimum aggregate principal amount of $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof. Revolving Credit Loans shall be made ratably from the Banks in accordance with their respective Revolving Credit Loan Commitments; provided, however, that the failure of any Bank to make its Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. The initial Revolving Credit Loan by each Bank shall be made against delivery to such Bank of an appropriate Revolving Credit Note, payable to the order of such Bank, as referred to in Section 2.03 hereof. In the event any Bank shall fail to make a Revolving Credit Loan to the Borrowers in accordance with the terms hereof, any other Bank may, but shall not be obligated to, make such Revolving Credit Loan to the Borrowers.

     (b) Each Revolving Credit Loan shall be either a CD Loan, a Eurodollar Loan or a Prime Loan (or a combination thereof) as the Borrowers may request subject to and in accordance with this Section. Subject to other provisions of this Section and the provisions of Section 8.02 hereof, Revolving Credit Loans of more than one type may be outstanding at the same time.

     (c)  Except for Revolving Credit Loans made pursuant to the terms of
Section 5.01 or Section 6.01 hereof, the Borrowers shall give the Agent prior written, telefax or telephonic notice, no later than the Business Day of the proposed borrowing in the case of a Prime Loan, no later than two Business Days prior to the Business Day of the proposed borrowing in the case of a CD Loan and no later than three Business Days prior to the Business Day of the proposed borrowing in the case of a Eurodollar Loan, of each borrowing under
Section 2.01 hereof. In each case, such notice shall be irrevocable and shall specify the aggregate amount of the proposed borrowing and the date thereof (which shall be a Business Day). Such notice, to be effective, must be received by the Agent not later than 10:00 a.m. (or 1:00 p.m. with respect to a Eurodollar Loan), Charlotte, North Carolina time, on the Business Day specified for a borrowing consisting of a Prime Loan, on the second Business Day prior to the date specified for a borrowing consisting of a CD Loan and on the third Business Day prior to the date specified for a borrowing consisting of a Eurodollar Loan. Such notice shall specify whether the Revolving Credit Loan then being requested is to be (or what portion or portions thereof are to be) a Prime Loan, a CD Loan, or a Eurodollar Loan and, if such Loan or any portion or portions thereof is to be a CD Loan or a Eurodollar Loan, the Interest Period with respect thereto. If no election is specified in such


notice, such Revolving Credit Loan (or the portion thereof as to which no election is specified) shall be a Prime Loan. The Agent shall promptly on the same day provide the Banks notice that it has received notice from the Borrowers pursuant to this paragraph. On the borrowing date specified in such notice, each Bank shall make its ratable share of the borrowing available to the Borrowers at Account No. 001-641-844 maintained at the offices of NationsBank, no later than 5:00 p.m., Charlotte, North Carolina time, in Federal or other immediately available funds.

     (d) Notwithstanding any provision to the contrary in this Loan Agreement, the Borrowers shall not in any notice of borrowing under this
Section 2.02 request any CD Revolving Credit Loan or any Eurodollar Revolving Credit Loan which, if made, would result in an aggregate of more than nine separate CD Revolving Credit Loans of any Bank or nine separate Eurodollar Revolving Credit Loans of any Bank or nine separate CD Revolving Credit Loans of any Bank, Eurodollar Revolving Credit Loans of any Bank and Bankers' Acceptances being outstanding hereunder at any one time. For purposes of the foregoing, (i) Loans made ratably by the Banks pursuant to a discrete borrowing request shall be considered a single Loan, (ii) Loans of any single type having different Interest Periods, regardless of whether they commence or expire on the same date, shall be considered separate Loans and (iii) Bankers' Acceptances created ratably by the Banks pursuant to a discrete bankers' acceptance request shall be considered a single Bankers' Acceptance. The Borrowers may continue any CD Revolving Credit Loan or Eurodollar Revolving Credit Loan, or convert all or any part of any Prime Revolving Credit Loans, CD Revolving Credit Loans or Eurodollar Revolving Credit Loans into Loans of another type, in accordance with Section 8.02 hereof and subject to the limitations set forth therein.

     2.03 The Revolving Credit Loans by each Bank shall be evidenced by a Revolving Credit Note duly executed on behalf of each of the Borrowers, dated the date hereof, in substantially the form of Exhibit E attached hereto, payable to the order of such Bank in a principal amount equal to the Revolving Credit Loan Commitment of such Bank. Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 2.04 hereof. The aggregate unpaid principal amount of the Revolving Credit Loans of each Bank at any time shall be the principal amount owing on the Revolving Credit Note of such Bank at such time. The principal amount of each Revolving Credit Loan, as evidenced by a Revolving Credit Note, shall be due and payable on the Termination Date. All accrued and unpaid interest on the outstanding principal balance of each Revolving Credit Note shall be payable on each Interest Payment Date; provided that, if any such day is not a Business Day, such interest shall be payable on the next succeeding Business Day (unless, in case of a Eurodollar Loan, the same would fall in a succeeding month, in which case such principal shall be payable on the first preceding Business Day). All payments under the Revolving Credit Notes shall be made in accordance with Section 8.07 hereof.

     2.04 (a) Subject to the provisions of Section 8.01 hereof, each Prime Revolving Credit Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Prime Rate. Interest shall be payable on each Prime Revolving Credit Loan quarterly on each Interest Payment Date, commencing with the first of such dates to occur after the date of such Prime Revolving Credit Loan, and on the Termination Date or the date of conversion of such Prime Revolving Credit Loan to a Loan of a different type.




     (b) Subject to the provisions of Section 8.01 hereof, each CD Revolving Credit Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the CD Base Rate plus the Applicable Margin. Interest shall be payable on each CD Revolving Credit Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such CD Revolving Credit Loan to a Loan of a different type. The Agent shall determine the applicable CD Base Rate for each Interest Period at 10:00 A.M., or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrowers and the Banks of the CD Base Rate so determined. Such determination shall be conclusive absent manifest error.

     (c) Subject to the provisions of Section 8.01 hereof, each Eurodollar Revolving Credit Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Base Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Revolving Credit Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Eurodollar Revolving Credit Loan to a Loan of a different type. The Agent shall determine the applicable LIBOR Base Rate for each Interest Period at 11:00 a.m., London time, or as soon as practicable thereafter,on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrowers and the Banks of the LIBOR Base Rate so determined. Such determination shall be conclusive absent manifest error.

     2.05 (a) The Borrowers jointly and severally agree to pay in immediately available funds to the Agent (without offset or counterclaim), for the account of the Banks, in consideration of the Revolving Credit Loan Commitments hereunder, on the last day of each June, September, December and March, commencing with the first such date after the date hereof, and on the date of any reduction or termination of the Revolving Credit Loan Commitments of the Banks hereunder, a commitment fee (hereinafter called for the purpose of this Section 2.05(a) the "Commitment Fee") of (i) one-fourth of one percent (1/4%) per annum (computed on the basis of the actual number of days elapsed in a year of 365 days) on the average daily Unutilized Revolving Credit Loan Commitments during the preceding period or quarter, and (ii) one-eighth of one percent (1/8%) per annum (computed on the basis of the actual number of days elapsed in a year of 365 days) on the average daily amount of Money Market Loans outstanding pursuant to Article VII hereof during the preceding period or quarter. The Commitment Fee shall commence to accrue as of the date hereof, and shall cease to accrue, with respect to subsection (i) above, on the earlier of the Termination Date or the termination of the Revolving Credit Loan Commitments of the Banks hereunder, and, with respect to subsection (ii) above, on the Termination Date.

     (b) (i) The Borrowers may in full permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Loan Commitments, in each case upon at least three Business Days' prior written, telefax or telephonic notice to the Agent. Reductions of the Revolving Credit Loan Commitments pursuant to the terms of Section 5.01, Section 6.01 or Section
7.01 hereof shall not be considered permanent reductions of the Revolving Credit Loan Commitments. Each partial reduction of the Revolving Credit Loan Commitments shall be in an aggregate principal amount of $5,000,000.00 or in an integral multiple of $1,000,000.00 in excess thereof. The Agent shall promptly on the same day provide the Banks notice that it has received notice from the Borrowers pursuant to this subparagraph.



         (ii) In the case of any termination or reduction of the Revolving Credit Loan Commitments pursuant to subparagraph (i) above, immediately after giving effect to such termination or reduction, (A) the sum of (1) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (1) the aggregate LC Outstandings, plus (3) the aggregate BA Outstandings of all of the Banks, plus (4) the aggregate principal balance of all outstanding Money Market Loans, shall not exceed (B) the aggregate Revolving Credit Loan Commitments of all of the Banks. Each reduction in the aggregate Revolving Credit Loan Commitments pursuant to subparagraph (i) above shall be made ratably among the Banks in accordance with each Bank's Revolving Credit Loan Commitment.

                           ARTICLE III

                           Term Loans

     3.01 (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make a Term Loan to the Borrowers on the Termination Date in an amount equal to the then outstanding principal balance of such Bank's Revolving Credit Note, the proceeds of which will be used to repay the outstanding principal balance under such Revolving Credit Note. Each Bank shall make its Term Loan hereunder against delivery to such Bank of an appropriate Term Note, payable to the order of such Bank, as referred to in
Section 3.02 hereof. Each Bank shall make its Term Loan by making the principal amount of such Term Loan available to the Borrowers at the Borrowers' Account No. 001-641-844 maintained at the offices of NationsBank, no later than 5:00 p.m., Charlotte, North Carolina time, on the Termination Date, in Federal or other immediately available funds.

     (b) Each Term Loan shall be either a Prime Loan, a CD Loan or a Eurodollar Loan (or a combination thereof) as the Borrowers may request pursuant to this Section. Subject to the other provisions of this Section and the provisions of Section 8.02 hereof, Term Loans of more than one type may be outstanding at the same time.

     (c) The Borrowers shall give the Agent prior irrevocable written, telefax or telephonic notice, no later than the Business Day of the proposed borrowing in the case of a Prime Loan, no later than two Business Days prior to the Business Day of the proposed borrowing in the case of a CD Loan and no later than three Business Days' prior to the Business Day of the proposed borrowing in the case of a Eurodollar Loan (which notice, to be effective, must be received by the Agent not later than 10:00 a.m. (or 1:00 p.m. with respect to a Eurodollar Loan), Charlotte, North Carolina time, on the Business Day prior to the Termination Date, in the case of a Prime Loan, on the second Business Day prior to the Termination Date, in the case of a CD Loan, and on the third Business Day prior to the Termination Date, in the case of a Eurodollar Loan) specifying whether such Term Loans are to be (or what portion or portions thereof are to be) Prime Loans, CD Loans or Eurodollar Loans, and if such Loans or any portion or portions thereof are to be CD Loans or Eurodollar Loans, the Interest Period with respect thereto. If no election is specified in such notice, such Term Loans (or the portion thereof as to which no election is specified) shall be Prime Loans. The Agent shall promptly on the same day provide the Banks notice that it has received notice from the Borrowers pursuant to this paragraph.





     (d) Notwithstanding any provision to the contrary in this Loan Agreement, the Borrowers shall not in any notice of borrowing under this
Section 3.01 request any CD Term Loan or any Eurodollar Term Loan which, if made, would result in an aggregate of more than nine separate CD Term Loans or nine separate Eurodollar Term Loans or nine separate CD Term Loans and Eurodollar Term Loans of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, (i) Loans made ratably by the Banks pursuant to a discrete borrowing request shall be considered a single Loan and (ii) Loans of any single type having different Interest Periods, regardless of whether they commence or expire on the same date, shall be considered separate Loans. The Borrowers may continue any CD Term Loans or Eurodollar Term Loans or convert all or any part of any Prime Term Loans, CD Term Loans or Eurodollar Term Loans into Term Loans of another type in accordance with Section 8.02 hereof and subject to the limitations set forth therein.

     3.02 The Term Loan by each Bank shall be evidenced by a Term Note duly executed on behalf of each of the Borrowers, dated as of the Termination Date, in substantially the form of Exhibit F attached hereto, payable to the order of such Bank in the outstanding principal amount of such Bank's Revolving Credit Note as of the Termination Date. The principal amount of each Term Note shall be payable in twenty (20) consecutive equal quarterly installments, such installments being due on the last day of each June, September, December and March beginning with the principal installment due on the first such date to occur following the Termination Date. Except in the case of the final installment, which shall be exact and in an amount equal to the outstanding principal balance of such Term Note, all installment payments of principal shall be rounded up to the next whole dollar. Each Term Note shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 3.03 hereof.

     3.03 (a) Subject to the provisions of Section 8.01 hereof, each Prime Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Prime Rate plus one-half of one percent (1/2%). Interest shall be payable on each Prime Term Loan quarterly on each Interest Payment Date, commencing with the first of such dates after the date of such Prime Term Loan, and at maturity or the date of conversion of such Prime Term Loan to a Loan of a different type.

     (b) Subject to the provisions of Section 8.01 hereof, each CD Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the CD Base Rate plus the Applicable Margin. Interest shall be payable on each CD Term Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such CD Term Loan to a Loan of a different type. The Agent shall determine the applicable CD Base Rate for each Interest Period at 10:00 A.M., or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrowers and the Banks of the CD Base Rate so determined. Such determination shall be conclusive absent manifest error.

     (c) Subject to the provisions of Section 8.01 hereof, each Eurodollar Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Base Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Term Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Eurodollar Term Loan to a Loan of a different type. The Agent shall determine the applicable LIBOR Base Rate for each Interest Period at 11:00 a.m., London time, or as soon as practicable


thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrowers and the Banks of the LIBOR Base Rate so determined. Such determination shall be conclusive absent manifest error.

                           ARTICLE IV

                   Letter of Credit Term Loans

     4.01 (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make a Letter of Credit Term Loan on the date specified in
Section 5.01(d) hereof on account of a drawing under a standby Letter of Credit after the Termination Date but prior to the Maturity Date in an amount equal to such Bank's ratable share of such drawing. Each Letter of Credit Term Loan will be made in accordance with the terms of Section 5.01(d) hereof. In the event any Bank shall fail to make a Letter of Credit Term Loan in accordance with the terms hereof, any other Bank may, but shall not be obligated to, make such Letter of Credit Term Loan.

     (b) Each Letter of Credit Term Loan shall be a Prime Loan unless and until later converted to a Loan of a different type pursuant to Section 8.02 hereof. Subject to the other provisions of this Section and the provisions of
Section 8.02 hereof, Letter of Credit Term Loans of more than one type may be outstanding at the same time.

     4.02 The principal amount of each Letter of Credit Term Loan shall be payable in consecutive equal quarterly installments, such installments being due on the last day of each June, September, December and March, beginning with the principal installment due on the first such date to occur following the making of such Letter of Credit Term Loan and continuing thereafter until the Maturity Date. The amount of each such installment shall equal the amount of the Letter of Credit Term Loan divided by the number of quarterly installments. Except in the case of the final installment, which shall be exact and in an amount equal to the outstanding principal balance of the applicable Letter of Credit Term Loan, all installment payments of principal shall be rounded up to the next whole dollar.

     4.03 The Letter of Credit Term Loans by each Bank shall be evidenced by a Letter of Credit Term Note duly executed on behalf of each of the Borrowers, dated the Termination Date, in substantially the form of Exhibit G attached hereto, payable to the order of such Bank in a face amount equal to such Bank's ratable share of the aggregate undrawn amount of the then outstanding Letters of Credit.

     4.04 (a) Subject to the provisions of Section 8.01 hereof, each Prime Letter of Credit Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 days) equal to the Prime Rate plus one-half of one percent (1/2%). Interest shall be payable on each Prime Letter of Credit Term Loan quarterly on each Interest Payment Date, commencing with the first of such dates after the date of making of such Prime Letter of Credit Term Loan, and at maturity or the date of conversion of such Prime Letter of Credit Term Loan to a Loan of a different type.






     (b) Subject to the provisions of Section 8.01 hereof, each CD Letter of Credit Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the CD Base Rate plus the Applicable Margin. Interest shall be payable on each CD Letter of Credit Term Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such CD Letter of Credit Term Loan to a Loan of a different type. The Agent shall determine the applicable CD Base Rate for each Interest Period at 10:00 A.M., or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrowers and the Banks of the CD Base Rate so determined. Such determination shall be conclusive absent manifest error.

     (c) Subject to the provisions of Section 8.01 hereof, each Eurodollar Letter of Credit Term Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Base Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Letter of Credit Term Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Eurodollar Letter of Credit Term Loan to a Loan of a different type. The Agent shall determine the applicable LIBOR Base Rate for each Interest Period at 11:00 a.m., London time, or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly and on the same day notify the Borrowers and the Banks of the LIBOR Base Rate so determined. Such determination shall be conclusive absent manifest error.

                            ARTICLE V

                        Letters of Credit

     5.01 (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the LC Documents, if any, executed in connection with the issuance of each Letter of Credit and any other terms and conditions which the LC Agent may reasonably require, the LC Agent will, at any time and from time to time from the Closing Date until the day five (5) Business Days prior to the Termination Date, issue such Letters of Credit as the Borrowers, or either of them, may request in a form acceptable to the LC Agent; provided, however, that (i) at no time shall the LC Outstandings exceed $50,000,000.00, (ii) at no time shall the LC Outstandings with respect to all documentary Letters of Credit exceed $10,000,000.00, (iii) no Letter of Credit shall be issued hereunder if, after giving effect to the issuance of such Letter of Credit, (A) the sum of (1) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (2) the aggregate LC Outstandings, plus (3) the aggregate BA Outstandings of all of the Banks, plus (4) the aggregate principal balance of all outstanding Money Market Loans, would exceed (B) the aggregate Revolving Credit Loan Commitments of all of the Banks, (iv) no Letter of Credit shall be issued hereunder if it would support any tax exempt obligations of the applicable account party, (v) the stated expiry date of each standby Letter of Credit shall be a date falling on or before the Maturity Date and the stated expiry date of each documentary Letter of Credit shall be a date falling on or before the Termination Date, (vi) the aggregate undrawn amount of issued and outstanding standby Letters of Credit having an expiration date later than the date one year from the date of issuance thereof shall not at any time exceed $5,000,000.00 and (vii) the expiration date of any documentary Letter of Credit shall be not more than 180 days from the date of issuance thereof. Subject to the limitations set forth in the preceding


sentence, the Borrowers shall be permitted to request the issuance of annually renewable standby Letters of Credit. Each Letter of Credit shall comply with the related LC Documents. The issuance and expiration dates of each Letter of Credit shall be a Business Day.

     (b) The request for the issuance of a Letter of Credit shall be submitted in writing to the LC Agent not later than 10:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to the requested date of issuance and shall be accompanied by such documents as are specified therein and in the related LC Documents. Upon issuance of a Letter of Credit, the LC Agent shall promptly and on the same day notify the Banks of the amount and terms thereof.

     (c) (i) Upon the issuance of each Letter of Credit, each Bank shall automatically acquire a participation in the liability of the LC Agent under such Letter of Credit in an amount equal to such Bank's pro rata share (based on such Bank's portion of the total Revolving Credit Loan Commitments) of such liability and shall thereby absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the LC Agent and discharge when due in accordance with subsection (d) below, its pro rata share of the LC Agent's liability under such Letter of Credit.

          (ii) On the Closing Date, (A) each Bank shall automatically acquire a participation in the liability of the applicable issuing Bank under each Existing Letter of Credit in an amount equal to such Bank's pro rata share (based on such Bank's portion of the total Revolving Credit Loan Commitments) of such liability and shall thereby absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such issuing Bank and discharge when due in accordance with subsection
(d) below, its pro rata share of such issuing Bank's liability under such Existing Letters of Credit and (B) each Existing Letter of Credit shall be deemed for all purposes of this Loan Agreement and the other Loan Documents to be a Letter of Credit.

     (d) In the event of any drawing under any Letter of Credit, the LC Agent will promptly and on the same day notify the Borrowers. Unless the Borrowers shall immediately notify the LC Agent of their intent to otherwise reimburse the LC Agent (i) any drawing under a Letter of Credit prior to the Termination Date shall be considered a request by the Borrowers for a Revolving Credit Loan in an amount equal to such drawing pursuant to the terms hereof and (ii) any drawing under a standby Letter of Credit after the Termination Date shall be considered a request by the Borrowers for a Letter of Credit Term Loan pursuant to the terms hereof. Each Revolving Credit Loan or Letter of Credit Term Loan made pursuant to the foregoing sentence shall be a Prime Loan (unless and until later converted to a Loan of a different type pursuant to the terms hereof) and shall be applied to satisfy the related LC Reimbursement Obligation. The Borrowers shall reimburse the LC Agent on the date of drawing under any Letter of Credit for the full amount of the related LC Reimbursement Obligation (either with proceeds of a Revolving Credit Loan or a Letter of Credit Term Loan, as applicable, as provided above, or otherwise) in accordance with Section 8.07 hereof. If the Borrowers shall fail to reimburse the LC Agent as provided hereinabove, the related LC Reimbursement Obligation shall bear interest at a per annum rate equal to the Prime Rate plus three percent (3%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrowers (or any other applicable account party as permitted by Section 5.04 hereof) may claim or have against the LC Agent, the Agent, the Banks, the beneficiary of the Letter

of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers (or any other applicable account party as permitted by Section 5.04 hereof) to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit or any related LC Documents. The LC Agent will promptly notify the other Banks of the amount of any unpaid LC Reimbursement Obligation, and each Bank shall promptly pay to the Agent for the account of the LC Agent the amount of such Bank's pro rata share of such unpaid LC Reimbursement Obligation by means of a Loan made pursuant to this Section 5.01(d) or otherwise. Such payment shall be made on the day such notice is received by such Bank from the LC Agent if such notice is received at or before 2:00 p.m., Charlotte, North Carolina time, otherwise such payment shall be made at or before 5:00 p.m., Charlotte, North Carolina time, on the Business Day next succeeding the day such notice is received. Each Bank's obligation to make such payment to the LC Agent, and the right of the LC Agent to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the LC Agent, such Bank shall, automatically and without any further action on the part of the LC Agent or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the LC Agent) in the related LC Reimbursement Obligation, in the interest thereon and in the related LC Documents, and shall have a claim against the Borrowers with respect thereto. In allocating to the Banks interest payments received from the Borrowers on the Revolving Credit Loans and Letter of Credit Term Loans, the Agent is hereby directed to consider the date of reimbursements to the Agent for the account of the LC Agent as described in this Section 5.01(d).

     (e) The Borrowers hereby agree, jointly and severally, to indemnify and hold harmless the LC Agent, each other Bank, the Agent and each of their respective officers, directors, affiliates, employees or agents (the "Indemnitees") from and against any and all claims and damages, losses, liabilities, costs and expenses which the Indemnitees may incur (or which may be claimed against any Indemnitee) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrowers shall not be required to indemnify the Indemnitees for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of any Indemnitee in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) caused by the LC Agent's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit (unless such payment is prohibited by any law, regulation, court order or decree). The provisions of this Section 5.01(e) shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

     (f) (i) The Borrowers agree jointly and severally to pay (without offset or counterclaim) to the Agent or, in the case of an Existing Letter of Credit, to the applicable issuing Bank, for the account of the Banks, a per annum fee equal to the Applicable Margin for Eurodollar Loans (as determined from time to time as provided in the definition of "Applicable Margin" set forth in
Section 1.01 hereof) on the maximum amount then available to be drawn under each standby Letter of Credit from the date of issuance of such Letter of Credit until the expiration of such Letter of Credit. This standby Letter of Credit fee shall be payable quarterly in advance beginning on the date of issuance of such Letter of Credit and on the last day of each March, June,


September and December in each year thereafter until the expiration of such Letter of Credit.

          (ii) The Borrowers agree jointly and severally to pay to the Agent (without offset or counterclaim) for the account of the Banks (A) an issuance fee equal to twenty-five (25) basis points on the face amount of each documentary Letter of Credit and (B) a drawing fee equal to fifteen (15) basis points on the amount of each drawing under any documentary Letter of Credit. The issuance fee described in subclause (A) above shall be payable on the date of issuance of each documentary Letter of Credit, and the drawing fee described in subclause (B) above shall be payable on each date of drawing under a documentary Letter of Credit.

          (iii)  In addition to the fees payable pursuant to clauses (i) and
(ii) above, the Borrowers hereby agree jointly and severally to pay to the Agent, for the account of the LC Agent, (A) a negotiation fee equal to ten
(10) basis points on the amount of each drawing under a documentary Letter of Credit and (B) the customary charges from time to time of the LC Agent with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, any Letters of Credit.

     (g) Any fee paid in connection with a Letter of Credit (including an Existing Letter of Credit) other than the fees and other amounts payable pursuant to subsection (f)(iii) above, shall be shared by the LC Agent with the Banks pro rata in accordance with Section 8.07 hereof; provided, however, the Banks shall not be entitled to any such fee for an Existing Letter of Credit which has been deemed to be earned during the period prior to June 19, 1987; provided further, any such fee shall be deemed to be earned evenly throughout the period for which it is paid regardless of when it was paid.

     5.02 In the event of the imposition hereafter of, or changes hereafter in, the reserve or capital allocation requirements promulgated by the Board of Governors of the Federal Reserve System of the United States or any public body or governmental agency having jurisdiction over any Bank with respect to the issuance of or the participation in letters of credit or the maintenance of loan commitments, the Borrowers will pay to the Agent for the benefit of such Bank such additional amount or amounts as will compensate such Bank for the effect of such reserve or capital allocation requirements as determined by such Bank on the basis of such reserve or capital allocation requirements applicable to it, which determination shall be conclusive absent manifest error. The provisions of this Section shall survive termination of this Loan Agreement.

     5.03 Each Bank agrees to provide the Agent with quarterly reports of all outstanding Existing Letters of Credit issued by such Bank. Such reports shall be delivered within 15 days of the end of each March, June, September and December, commencing with the quarterly period ending September 30, 1993, and shall specify the following with respect to each outstanding Existing Letter of Credit issued by such Bank: (i) the letter of credit number for such Letter of Credit, (ii) the beneficiary of such Letter of Credit, (iii) the original face amount of such Letter of Credit, (iv) the then current available amount of such Letter of Credit, (v) the amortization schedule for such Letter of Credit, (vi) the Letter of Credit fee applicable to such Letter of Credit and (vii) the total amount of the Letter of Credit fee accrued with respect to such Letter of Credit during the preceding quarterly period. Each Bank further agrees to provide the Agent with prompt notice of any change (prior to the end of the then current quarterly period) affecting the most recent report of such Bank to the Agent pursuant to this Section 5.03.


     5.04 Notwithstanding anything to the contrary set forth in this Loan Agreement, including without limitation Section 5.01(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Guarantee Subsidiary, provided that notwithstanding such statement, the Borrowers shall be the actual account parties for all purposes of this Loan Agreement for such Letter of Credit and such statement shall not affect the Borrowers' obligations hereunder with respect to such Letter of Credit.

                           ARTICLE VI

                      Bankers' Acceptances

     6.01 (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the BA Documents, if any, executed in connection with the creation of each Bankers' Acceptance, each Bank, severally and not jointly, agrees to create Bankers' Acceptances for the account of the Borrowers, or either of them, at any time or from time to time on or after the date hereof until the date thirty-five (35) Business Days prior to the Termination Date; provided, however, that (i) at no time shall the BA Outstandings with respect to all Bankers' Acceptances created by any Bank exceed such Bank's Bankers' Acceptance Commitment, (ii) at no time shall the BA Outstandings with respect to all Bankers' Acceptances created by all of the Banks exceed $100,000,000.00, (iii) the Borrowers shall not be entitled to request any Bankers' Acceptance which, if created would result in an aggregate of more than nine separate CD Loans, Eurodollar Loans and Bankers' Acceptances being outstanding hereunder at any one time (it being understood that, for purposes of the foregoing, (A) Loans made ratably by the Banks pursuant to a discrete borrowing request shall be considered a single Loan, (B) Loans of any single type having different Interest Periods, regardless of whether they commence or expire on the same date, shall be considered separate Loans and (C) Bankers' Acceptances created ratably by the Banks pursuant to a discrete bankers' acceptance request shall be considered a single Bankers' Acceptance), (iv) the Borrowers shall not be entitled to request any Bankers' Acceptances if, after giving effect to the Bankers' Acceptances to be created by all of the Banks pursuant to such request, (A) the sum of (1) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (2) the aggregate LC Outstandings, plus (3) the aggregate BA Outstandings of all of the Banks, plus (4) the aggregate principal balance of all Money Market Loans, would exceed (B) the aggregate Revolving Credit Loan Commitments of all of the Banks and (v) the Borrowers shall not be entitled to request any Bankers' Acceptances if (A) creation by any Bank of its related Bankers' Acceptance pursuant to such request would cause such Bank to exceed the maximum amount of outstanding bankers' acceptances permitted by applicable law or (B) in the reasonable opinion of the Agent or the Majority Banks, general conditions in the public market for rediscounting bankers' acceptances render it inadvisable to create or discount bankers' acceptances.

     (b) The Bankers' Acceptances created by the Banks in connection with each bankers' acceptance transaction shall be in a minimum aggregate principal amount of $10,000,000.00 or in an integral multiple of $1,000,000.00 in excess thereof. Bankers' Acceptances shall be created ratably by the Banks in accordance with their respective Bankers' Acceptance Commitments; provided, however, that the failure of any Bank to create its Bankers' Acceptance shall not in itself relieve any other Bank of its obligation to create a Bankers' Acceptance hereunder. In the event any Bank shall fail to create a Bankers' Acceptance in accordance with the terms hereof, any other Bank may, but shall


not be obligated to, create such Bankers' Acceptance. Each Bankers' Acceptance shall comply with the related BA Documents and shall be executed on behalf of the applicable Borrower (or other applicable account party as permitted by Section 6.01(h) hereof) and presented to the accepting Bank pursuant to such procedures as are provided for in such BA Documents or otherwise provided or required by such accepting Bank. The Borrowers shall supply to each Bank on the Closing Date, and thereafter from time to time upon the request of such Bank, a sufficient number of blank drafts conforming to the requirements of the related BA Documents for such Bank and duly executed on behalf of the Borrowers (or other applicable account party as permitted by Section 6.01(h) hereof), to be held in safekeeping by such Bank and used as provided herein and in such related BA Documents. The maturity of any Bankers' Acceptance shall be the date 30, 60, 90 or 180 days after the creation thereof, as the Borrowers may elect; provided that, no such maturity shall extend beyond the date falling five (5) Business Days before the Termination Date. The creation and maturity dates of each Bankers' Acceptance shall be a Business Day.

     (c) The Borrowers shall give the Agent prior written, telefax or telephonic notice, no later than 10:00 a.m., Charlotte, North Carolina time, one (1) Business Day prior to the requested date of creation of the requested Bankers' Acceptances. In each case, such notice shall be irrevocable, shall be in the form of Exhibit H attached hereto and shall specify (i) the aggregate amount of Bankers' Acceptances requested, (ii) the date of creation of such Bankers' Acceptances, (iii) the date of maturity of such Bankers' Acceptances and (iv) the nature of the transaction to be financed with the proceeds of such Bankers' Acceptances. The Agent shall promptly on the same day provide the Banks with a telefax copy of any notice that it has received from the Borrowers pursuant to this paragraph. On the date of creation for Bankers' Acceptances specified in such notice, each Bank shall create a Bankers' Acceptance having a face amount equal to its ratable share of the aggregate Bankers' Acceptances requested by the Borrowers. Upon the creation by each Bank of a Bankers' Acceptance in accordance with the foregoing provisions of this subsection (c), such Bank shall discount such Bankers' Acceptance by deducting from the face amount thereof a discount equal to the BA Discount Rate then in effect applied against the face amount of such Bank's Bankers' Acceptance for the term thereof, and such Bank shall make the net amount available to the Borrowers for the account of the applicable Borrower (or other applicable account party as permitted by Section 6.01(h) hereof) at Account No. 001-641-844 maintained at the offices of NationsBank, no later than 5:00 p.m., Charlotte, North Carolina time, in Federal or other immediately available funds. Each Bank may retain or rediscount, at its election, any Bankers' Acceptance created by such Bank, and the amount received by such Bank upon payment thereof at maturity or upon rediscounting shall be solely for the account of such Bank. In connection with each request for Bankers' Acceptances pursuant to this Section 6.01, the Agent shall determine the applicable BA Discount Rate at 11:00 a.m., Charlotte, North Carolina time, on the date of creation of the related Bankers' Acceptances and shall promptly notify the Borrowers and the Banks of the BA Discount Rate so determined. Such determination shall be conclusive absent manifest error.

     (d) Unless the Borrowers previously shall have notified the Agent of their intent to otherwise reimburse the Banks for advances made by the Banks upon maturity of any Bankers' Acceptances created hereunder, the Borrowers shall be deemed to have requested a Revolving Credit Loan pursuant to the terms hereof in order to satisfy the related BA Reimbursement Obligations on the date of such maturity. Each Revolving Credit Loan made pursuant to the foregoing sentence shall be a Prime Loan (unless and until later converted to


a Loan of a different type pursuant to the terms hereof) and shall be applied to satisfy such related BA Reimbursement Obligations. The Borrowers shall reimburse the accepting Bank on the maturity date of any Bankers' Acceptances created by such Bank hereunder for the full amount of the related BA Reimbursement Obligation (either with proceeds of a Revolving Credit Loan as provided above, or otherwise) in accordance with Section 8.07 hereof. If the Borrowers shall fail to reimburse any accepting Bank as provided hereinabove, the related BA Reimbursement Obligations shall bear interest at a per annum rate equal to the Prime Rate plus three percent (3%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrowers (or any other applicable account party as permitted by Section 6.01(h) hereof) may claim or have against the accepting Bank, the Agent, the other Banks or any other Person.

     (e) The Borrowers agree that, in the event that any Bankers' Acceptance created (or to be created) hereunder shall not, in the reasonable opinion of the accepting Bank, meet all requirements for "eligible" bankers' acceptances (as determined in accordance with paragraph 7 of Section 13 of the Federal Reserve Act (12 U.S.C. 372) (or any successor statute) and/or any other law, rule or regulation applicable to such Bank), the Borrowers shall, upon demand by such Bank, pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for any increased costs resulting therefrom (including without limitation costs resulting from any reserve requirement, premium liability to the Federal Deposit Insurance Corporation, or a higher discount rate). A detailed statement as to the amount of such increased costs, prepared in good faith and submitted by the applicable accepting Bank to the Borrowers, shall be conclusive and binding for all purposes, absent manifest error in computation. The provisions of this Section 6.01(e) shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

     (f) The Borrowers shall maintain detailed records and accounts in which full, true and correct entries will be made of all transactions financed with proceeds of Bankers' Acceptances created hereunder.

     (g) In the event that any signatory whose signature appears on any draft accepted and discounted by Bank shall cease to be an authorized signatory on or prior to the date on which the related Bankers' Acceptance is created by such Bank, the obligations of the Borrowers hereunder and under the related BA Documents and with respect to such Bankers' Acceptance shall nevertheless be valid and enforceable as if such signatory has been an authorized signatory on such date.

     (h) Notwithstanding anything to the contrary set forth in this Loan Agreement, including without limitation Section 6.01(a) hereof, the Borrowers may request the creation of Bankers' Acceptances for the account of any Guarantee Subsidiary, provided that the Borrowers shall be the actual account parties for all purposes of this Loan Agreement for such Bankers' Acceptances and the fact that any Bankers' Acceptance shall have been so created for the account of a Guarantee Subsidiary shall not affect the Borrowers' obligations hereunder with respect to such Bankers' Acceptance.








                           ARTICLE VII

                       Money Market Loans


     7.01 The Banks agree that the Borrowers, or either of them, may at any time or from time to time on or after the date hereof and until the Termination Date request the Banks to make Money Market Loans in an aggregate principal amount at any time outstanding not exceeding the aggregate Revolving Credit Loan Commitments of all the Banks; provided, however, that the aggregate principal amount of the outstanding Money Market Loans of any Bank (individually or taken together with the outstanding Revolving Credit Loans of such Bank) may (but shall not be required to) exceed such Bank's Revolving Credit Loan Commitment. The Banks may, but shall have no obligation to, make Money Market Loans and the Borrowers may, but shall have no obligation to, accept Money Market Quotes, pursuant to the following terms and conditions:

          (a) The Borrowers, or either of them, may at any time and from time to time on or after the Closing Date and until the Termination Date make a written, telefax or telephonic request to all of the Banks for a Money Market Loan. To be effective, such request must be received by each of the Banks by such time as determined by each such Bank in accordance with such Bank's customary practices (in any event not to be later than 12:00 noon Eastern Standard (or Daylight) Time) on the date of the requested borrowing and must specify (i) that a Money Market Loan is requested, (ii) the amount of such Money Market Loan, which amount shall be not less than $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof, provided that the Borrowers may request and borrow up to two (2) Money Market Loans at any one time outstanding, each of which is in an amount of not less than $2,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof, and (iii) the Interest Period for such Money Market Loan.

          (b) Upon receipt of a request by the Borrowers for a Money Market Loan, each Bank may, in its sole discretion, submit a Money Market Quote containing an offer to make a Money Market Loan in an amount up to the amount specified in the related request for Money Market Loans. Such Money Market Quote shall be submitted to the Borrowers by telephone notice by such time as determined by such Bank in accordance with such Bank's customary practices (in any event not to be later than 1:00 p.m. Eastern Standard (or Daylight) Time), on the date of the requested Money Market Loan. Money Market Quotes so made shall be irrevocable. Each Money Market Quote shall specify (i) the date of the proposed Money Market Loan,
     (ii) the maximum and minimum principal amounts of the Money Market Loan for which such offer is being made (which may be for all or a part of (but not more than) the amount requested by the Borrowers), (iii) the applicable Money Market Rate, and (iv) the applicable Interest Period.




          (c)  The Borrowers may, before such time as
     determined by the applicable Bank in accordance with such Bank's customary practices (in any event until 2:00 p.m. Eastern Standard (or Daylight) Time, on the date of the requested Money Market Loan, accept any Money Market Quote by giving the applicable Bank and the Agent telephone notice (immediately confirmed in writing) of
     (i) the Bank or Banks whose Money Market Quote(s) is/are accepted, (ii) the principal amount of the Money Market Quote(s) so accepted and (iii) the Interest Period of the Money Market Quote(s) so accepted. The Borrowers may accept any Money Market Quote in whole or in part; provided, however, that (a) the principal amount of each Money Market Loan may not exceed the maximum amount offered in the Money Market Quote and may not be less than the minimum amount offered in the Money Market Quote, (b) the principal amount of each Money Market Loan may not exceed the total amount requested pursuant to subsection (a) above, (c) the Borrowers shall not accept a Money Market Quote made at a particular Money Market Rate if they have decided to reject a Money Market Quote made at a lower Money Market Rate and (d) if the Borrowers shall accept a Money Market Quote or Quotes made at a particular Money Market Rate but the amount of such Money Market Quote or Quotes shall cause the total amount of Money Market Quotes to be accepted by the Borrowers to exceed the total amount requested pursuant to subsection (a) above, then the Borrowers shall accept a portion of such Money Market Quote or Quotes in an amount equal to the total amount requested pursuant to subsection (a) above less the amount of other Money Market Quotes accepted with respect to such request, which acceptance, in the case of multiple Money Market Quotes at the same Money Market Rate, shall be made pro rata in accordance with each such Money Market Quote at such Money Market Rate. Money Market Quotes so accepted by the Borrowers shall be irrevocable.

          (d) Upon acceptance by the Borrowers pursuant to subsection (c) above of all or a portion of any Bank's Money Market Quote, such Bank shall, before such time as determined by such Bank in accordance with such Bank's customary practices, on the date of the requested Money Market Loan, make such Money Market Loan available to the Agent in Federal or other immediately available funds. Upon receipt of such funds, the Agent will promptly make such funds available to the Borrowers at Account No. 001-641-844 maintained at the offices of NationsBank; provided, however, that if on the date of such Money Market Loan the Borrowers are to repay all or any part of an outstanding Revolving Credit Loan, then the Agent shall apply such Money Market Loan first to such repayment, and only an amount equal to the excess (if any) of the amount borrowed over the amount being repaid shall be made available to the Borrowers.





          (e) The Money Market Loans of each Bank shall be evidenced by a single Money Market Note duly executed on behalf of each of the Borrowers, dated the date hereof, in substantially the form of Exhibit I attached hereto, payable to the order of such Bank in the original principal amount of up to $250,000,000.00 with interest on the unpaid principal amount from time to time outstanding of each Money Market Loan evidenced thereby as prescribed in subparagraph (h). Each Bank is hereby authorized to record the date and amount of each Money Market Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and interest thereon and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Money Market Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrowers hereunder or under such Money Market Note. Each Money Market Loan shall bear interest for the period from and including the date of such Money Market Loan on the principal amount thereof from time to time outstanding at the applicable Money Market Rate determined as provided in subparagraph (h), and such interest shall be payable as specified in subparagraph (h).

          (f) Within the limits and the conditions set forth in this Section 7.01, the Borrowers may from time to time borrow under this Section 7.01, repay pursuant to subparagraph (g) below, and reborrow under this Section
     7.01.

          (g) The Borrowers shall repay to each Bank which has made a Money Market Loan on the last day of the Interest Period for such Money Market Loan the then unpaid principal amount of such Money Market Loan. The Borrowers may not prepay any Money Market Loan unless such prepayment is accompanied by payment of amounts specified in Section 8.06 hereof. Money Market Loans may not be converted into Loans of a different type.

          (h) The Borrowers shall pay interest to each Bank on the unpaid principal amount of each Money Market Loan from and including the date of such Money Market Loan to but excluding the stated maturity date thereof, at the applicable Money Market Rate for such Money Market Loan (calculated on the basis of a year of 360 days), payable on the last day of the Interest Period therefor.

          (i) The Borrowers shall not request a Money Market Loan if, assuming the maximum amount of Money Market Loans so requested is borrowed as of the date of such request, (i) the sum of (A) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (B) the aggregate LC Outstandings, plus (C) the aggregate BA Outstandings of all of the Banks, plus (D) the aggregate principal balance of all


     outstanding Money Market Loans, would exceed (ii) the aggregate Revolving Credit Loan Commitments of all of the Banks.

          (j) The Borrowers and the Banks hereby agree that, notwithstanding any other provision to the contrary contained in this Loan Agreement, at the written direction of the Agent in its sole discretion to the Borrowers and the Banks, all further requests by the Borrowers for Money Market Loans shall be made by the Borrowers to the Banks through the Agent in accordance with such procedures as shall be prescribed by the Agent and acceptable to the Borrowers and the Banks.

                          ARTICLE VIII

                 Additional Provisions Regarding
               Revolving Credit Loans, Term Loans,
       Letter of Credit Term Loans, Money Market Loans and
                      Bankers' Acceptances

     8.01 (a) Upon the occurrence and during the continuance of any Event of Default, the Borrowers, jointly and severally, shall on demand from time to time pay interest on the principal balance of the Loans and the Money Market Loans and, to the extent permitted by law, on overdue payments of interest and any other amounts payable hereunder or under any of the other Loan Documents up to the date of actual payment (after as well as before judgment):

          (i) in the case of principal of or interest on a Loan, at a rate determined by the Agent to be 3% per annum plus the rate which would otherwise be payable under Section 2.04, Section 3.03 or Section 4.04 hereof, as the case may be;

         (ii) in the case of principal of or interest on a Money Market Loan, at a rate 3% per annum plus the rate which would otherwise be payable under Section 7.01(h) hereof with respect to such Money Market Loan; and

        (iii)  in the case of any other amount payable
     hereunder or under any of the other Loan Documents (other than amounts referred to in clause (i) or (ii) above), at a rate 3% per annum plus the Prime Rate.

     (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, any Bank shall have determined that dollar deposits in the amount of the principal amount of and/or for the Interest Period for such Eurodollar Loan are not generally available to such Bank in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost of such Bank of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or reasonable means do not exist for ascertaining the LIBOR Base Rate for such Eurodollar Loan for such Interest Period, such Bank shall, as soon as practicable thereafter, give written, telefax or telephonic notice of such determination to the Borrowers and to the Agent and each other Bank, and any request by the Borrowers for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to Section 2.02, 3.01 or 8.02 hereof

shall be deemed a request for a Prime Loan. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan in such principal amount and/or for such Interest Period shall be deemed to be a request for a Prime Loan. Each determination by any of the Banks hereunder shall be conclusive absent manifest error.

     (c) In the event, and on each occasion, that on or before the day on which the CD Base Rate for a CD Loan is to be determined, any Bank shall have determined that such CD Base Rate for such CD Loan for the related Interest Period cannot be ascertained for any reason, or if any Bank shall determine that the CD Base Rate for such CD Loan will not adequately and fairly reflect the cost to such Bank of making or maintaining the principal amount of such CD Loan during the related Interest Period, such Bank shall, as soon as practicable thereafter, give written, telefax or telephonic notice of such determination to the Borrowers and to the Agent and each other Bank, and any request by the Borrowers for a CD Loan or for conversion to or maintenance of a CD Loan pursuant to Section 2.02, 3.01 or 8.02 hereof shall be deemed to be a request for a Prime Loan. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a CD Loan in such principal amount and/or for such Interest Period shall be deemed to be a request for a Prime Loan. Each determination by any of the Banks hereunder shall be conclusive absent manifest error.

     8.02 The Borrowers shall have the right, at any time, upon prior written, telefax or telephonic notice to the Agent (which notice shall be irrevocable and, to be effective, must be received by the Agent not later than 10:00 a.m., Charlotte, North Carolina time, in the case of Prime Loans, on the Business Day of any conversion, in the case of CD Loans, on the second Business Day preceding the date of any continuation or conversion, and in the case of Eurodollar Loans, on the third Business Day preceding the date of any continuation or conversion), (i) to continue any CD Loan or Eurodollar Loan or portion thereof into a subsequent Interest Period and (ii) to convert any Loan (but not a Money Market Loan) or portion thereof into a Loan (but not a Money Market Loan) of a different type, subject to the following:

          (a) no Event of Default shall have occurred and be continuing at the time of such continuation or conversion, and the representations and warranties set forth in Article XI hereof shall be true and correct in all material respects on and as of the date of such continuation or conversion with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

          (b) if less than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans held by the Banks immediately prior to such continuation or conversion and the notice given to the Banks by the Borrowers shall specify the aggregate amount of Loans to be continued or converted;





          (c) in the case of a continuation or conversion of less than all Loans, the aggregate principal amount of Loans continued or converted shall not be less than $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof;

          (d) each conversion shall be effected by each Bank by applying the proceeds of the new Prime Loan, Eurodollar Loan or CD Loan, as the case may be, to the Loan (or portion thereof) being converted, and accrued interest on the Eurodollar Loan or CD Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

          (e) if the new Loan made in respect of a conversion shall be a Eurodollar or a CD Loan, the first Interest
     Period with respect thereto shall commence on the date of conversion;

          (f) no Revolving Credit Loan may be converted to a Eurodollar Loan or a CD Loan less than one (1) month or thirty (30) days, respectively, before the Termination Date and no Term Loan or Letter of Credit Term Loan may be converted to a Eurodollar Loan or a CD Loan less than one (1) month or thirty (30) days, respectively, before the Maturity Date;

          (g) any portion of a Eurodollar Loan or a CD Loan required to be repaid on any installment repayment date of a Term Loan or a Letter of Credit Term Loan which installment repayment date occurs less than one (1) month or thirty (30) days, respectively, after the end of the then current Interest Period applicable to such Eurodollar Loan or CD Loan shall be automatically converted after the end of such Interest Period to a Prime Loan;

          (h) no Interest Period shall be selected by the Borrowers for a Loan converted to or continued as a Eurodollar Loan or a CD Loan if such Interest Period is not available to the Borrowers pursuant to the terms of the definition of "Interest Period" set forth in Section
     1.01 and/or Section 8.01(b) or (c) hereof, as the case may be;

          (i) a Eurodollar Loan or a CD Loan may be converted to another type of Loan only on the last day of an Interest Period;

          (j) each request for a Eurodollar Loan or a CD Loan or a continuation thereof which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of a thirty (30) day duration with respect to a CD Loan and a one (1) month duration with respect to a Eurodollar Loan;





          (k) Money Market Loans may not be converted into Loans of any type and Loans may not be converted into Money Market Loans; and

          (l) no more than nine separate CD Loans or nine separate Eurodollar Loans or nine separate CD Loans, Eurodollar Loans and Bankers' Acceptances shall be outstanding hereunder at any one time (it being understood that, for purposes of the foregoing, (i) Loans made ratably by the Banks pursuant to a discrete borrowing request shall be considered a single Loan, (ii) Loans of any single type having different Interest Periods, regardless of whether they commence or expire on the same date, shall be considered separate Loans and
     (iii) Bankers' Acceptances created ratably by the Banks pursuant to a discrete bankers' acceptance request shall be considered a single Bankers' Acceptance).

In the event that the Borrowers shall not give notice to continue any Eurodollar Loan or CD Loan into a subsequent Interest Period or convert any such Loan into a Loan of the other type, such Loan (unless repaid) shall automatically become a Prime Loan at the expiration of the then current Interest Period.

     8.03 (a) The Borrowers shall have the right at any time and from time to time to prepay any Prime Loan, in whole or in part, without premium or penalty, upon prior written, telefax or telephonic notice to the Agent no later than 10:00 a.m., Charlotte, North Carolina time, on the Business Day of the proposed prepayment; provided, however, that each such partial prepayment shall be in the aggregate principal amount of at least $1,500,000.00 (or in an integral multiple of $100,000.00 in excess thereof) or the balance of such Loan, if less.

     (b) The Borrowers shall have the right to prepay any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telefax or telephonic notice to the Agent; provided, however, that (i) each such partial prepayment shall be in the aggregate principal amount of at least $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof and
(ii) no such prepayment made before the last day of the Interest Period in effect for such Loan shall be permitted unless accompanied by payment of amounts specified in Section 8.06 hereof.

     (c) The Borrowers shall have the right to prepay any CD Loan, in whole or in part upon at least three Business Days' prior written, telefax or telephonic notice to the Agent; provided, however, that (i) each such partial prepayment shall be in the aggregate principal amount of at least $1,500,000.00 or in an integral multiple of $100,000.00 in excess thereof and
(ii) no such prepayment made before the last day of the Interest Period in effect for such Loan shall be permitted unless accompanied by payment of amounts specified in Section 8.06 hereof.

     (d) The Borrowers may not prepay any Bankers' Acceptance or Money Market Loan unless such prepayment is accompanied by payment of amounts specified in
Section 8.06 hereof.





     (e) Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein. All prepayments under this Section shall be shared pro rata by the Banks (except in the case of prepayment of a Money Market Loan) and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Amounts prepaid under the Revolving Credit Notes pursuant to this Section prior to the Termination Date shall be available to be reborrowed from the Banks under this Loan Agreement in accordance with the terms hereof. Amounts of Term Loans prepaid may not be reborrowed. All partial prepayments of Term Loans shall be applied to installments of principal in the inverse order of maturity. All partial prepayments of Letter of Credit Term Loans shall be applied to installments of principal thereof in the inverse order of maturity.

     8.04 (a) The cost to any Bank of making or maintaining any Eurodollar Loans or CD Loans, of issuing or maintaining, or participating in, any Letters of Credit, of creating or maintaining any Bankers' Acceptances or of maintaining its Revolving Credit Loan Commitment may fluctuate as a result of imposition hereafter of, or changes hereafter in, the reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States. Accordingly, the Borrowers shall pay to each Bank such additional amount or amounts as will compensate it for the effect of such reserve requirements applicable to it, which determination shall be conclusive absent manifest error. For purposes hereof, the aforesaid reserve requirements shall include any reserve on Eurocurrency Liabilities as defined by Regulation D of said Board at the ratios provided in such Regulation D from time to time. It is hereby agreed that Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities (as defined in such Regulation D). Such Bank shall promptly refund any amounts received by it pursuant to this Section 8.04(a) that were erroneously billed to the Borrowers together with interest thereon at the Federal Funds Rate. The provisions of this subsection shall survive termination of this Loan Agreement.

     (b) In the event that after the date hereof any change in applicable law or regulations or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof shall occur which shall:

          (i) subject any Bank to any tax with respect to any Eurodollar Loan, CD Loan, Money Market Loan, Letter of Credit (including participations therein) or Bankers' Acceptance (other than any tax on the overall net income of such Bank imposed by the United States of America or by the jurisdiction in which such Bank has its principal office or political subdivision or taxing authority therein); or

         (ii) change the basis of taxation of any payment to any Bank of principal of or interest on any Eurodollar Loan, CD Loan, Money Market Loan, LC Reimbursement Obligation or BA Reimbursement Obligation or fees and other amounts payable hereunder, or any combination of the foregoing; or






        (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Bank as it relates to Eurodollar Loans, CD Loans, Money Market Loans, Letters of Credit (including participations therein), Bankers' Acceptances or the Revolving Credit Loan Commitment of such Bank; or

         (iv) impose upon such Bank any other condition with respect to the Eurodollar Loans, CD Loans, Money Market Loans, Letters of Credit (including participations therein) or Bankers' Acceptances, or upon such Bank any other condition with respect to this Loan Agreement as it relates to Eurodollar Loans, CD Loans, Money Market Loans, Letters of Credit (including participations therein), Bankers' Acceptances or the Revolving Credit Loan Commitment of such Bank;

and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan, CD Loan or Money Market Loan, of issuing or maintaining, or participating in, any Letter of Credit, of creating or maintaining any Bankers' Acceptance hereunder or of maintaining its Revolving Credit Loan Commitment or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank, or to require such Bank to make any payment in connection with any Eurodollar Loan, CD Loan, Money Market Loan, Letter of Credit (or participation therein) or Bankers' Acceptance, in each case by or in an amount which such Bank in its sole reasonable judgment shall deem material, then and in each such case the Borrowers agree to pay to such Bank, as provided in paragraph (c) below (but without duplication of the payments required under paragraph (a) above), such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment; provided, however, that if any Bank shall request compensation under this Section 8.04(b) with respect to any Eurodollar Loan or CD Loan, the Borrowers may, at their option and upon written notice to the Banks, elect to convert such Loan of such Bank into a Prime Loan upon the payment by the Borrowers of the increased costs described above incurred prior to such conversion and any amount owing in respect of
Section 8.06 hereof, it being understood that (A) for purposes of Sections
8.02 and 8.03 hereof, such Prime Loan, until the expiration of the Interest Period of the Eurodollar Loan or CD Loan so converted into a Prime Loan, shall be subject to prepayment or conversion only at such times and on such conditions as the Loan from which it was converted and (B) upon such increased costs being eliminated, or reduced by an amount deemed sufficient by the Borrowers, such Prime Loan may be reconverted into a Eurodollar Loan or CD Loan, as the case may be, having an Interest Period expiring on the same date as the Eurodollar Loan or CD Loan previously converted into such Prime Loan; provided further, however, that if the result of any the foregoing shall be to decrease the cost to any Bank of making or maintaining any Eurodollar Loan, CD Loan or Money Market Loan, of issuing or maintaining or participating in any Letter of Credit or of creating or maintaining any Bankers' Acceptance hereunder by a material amount, then such Bank will credit to the Borrowers an amount equal to such decreased costs. Promptly after actual notice to any Bank that a change referred to in this paragraph has occurred, such Bank will give notice of such occurrence to the Borrowers and the Agent. Each Bank agrees that it will promptly refund any amounts received by it pursuant to this Section 8.04(b) that were erroneously billed to the Borrowers together with interest thereon at the Federal Funds Rate. The provisions of this


subsection shall survive termination of this Loan Agreement.

     (c) Each Bank shall promptly deliver to the Borrowers from time to time one or more certificates setting forth the amounts due to such Bank under paragraph (a) or (b) above, the reserve requirements or changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrowers shall pay to each Bank the amounts shown as due on any such certificate within 10 days after their receipt of the same. No failure on the part of any Bank to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion with respect to any other event. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation hereunder; provided, however, if such law, regulation or other condition giving rise to such demand is determined to be invalid or inapplicable, the Bank will promptly refund any amount erroneously billed to the Borrowers together with interest thereon at the Federal Funds Rate.

     8.05 (a) Notwithstanding anything to the contrary contained elsewhere in this Loan Agreement, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrowers, such Bank may:

          (i)  declare that Eurodollar Loans will not
     thereafter be made by such Bank hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar
     Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

         (ii) require that all outstanding Eurodollar Loans made by it be converted to Prime Loans, whereupon all of such Eurodollar Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in paragraph (b) below (notwithstanding the provisions of Section 8.07 hereof but subject to the provisions of Section 8.06 hereof).

     (b) For purposes of this Section 8.05, a notice to the Borrowers by any Bank pursuant to paragraph (a) above shall be effective with respect to outstanding Eurodollar Loans, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Borrowers.

     8.06 The Borrowers shall reimburse each Bank on demand for any actual out-of-pocket loss incurred by it in the reemployment of the funds released by any prepayment or conversion of any Eurodollar Loan, CD Loan or Money Market Loan required or permitted by any other provision of this Loan Agreement if such Loan or Money Market Loan is prepaid or converted other than on the last day of any Interest Period for such Loan or Money Market Loan or upon any failure by the Borrowers to borrow or convert or continue any Loan or Money Market Loan or cause creation of Bankers' Acceptance after giving notice thereof. If any prepayment hereunder makes it necessary to apply any installment payment on a Term Note or Letter of Credit Term Note to a


Eurodollar Loan or CD Loan with an Interest Period extending beyond the date of such installment payment, the Borrowers shall reimburse each Bank upon demand for any actual out-of-pocket loss incurred or to be incurred by such Bank (determined in accordance with the immediately preceding sentence) in the reemployment of funds realized on such installment payment and applied to such Eurodollar Loan or CD Loan, as the case may be. Determinations by any Bank under this Section 8.06 shall be conclusive absent manifest error. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

     8.07 Except as required in connection with the payment of interest on Revolving Credit Loans and Letter of Credit Term Loans made in connection with drawings under Letters of Credit as described in Section 5.01(d) hereof, all payments and prepayments of principal, interest and fees (other than the agent's fee payable to the Agent and other than the fees and other amounts payable to the LC Agent pursuant to Section 5.01(f)(iii) hereof) in respect of the Loans, the Letters of Credit and the Bankers' Acceptances shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Notes (or in accordance with the Revolving Credit Loan Commitments if there are no amounts then outstanding under the Notes). Except as otherwise expressly provided in Article VII hereof, all payments by the Borrowers hereunder (other than payments in respect of Money Market Loans) and under the Notes shall be made to the Agent at its offices at Charlotte, North Carolina, for the account of each Bank in dollars in Federal or other immediately available funds by 11:00 a.m. Charlotte, North Carolina time, on the date on which such payment shall be due. All payments received by the Agent for the account of a Bank shall be promptly on the same day remitted by the Agent to such Bank. Upon receipt by a Bank of more than its pro rata share of any such principal or interest payment (after taking into account any adjustment necessary to compensate the LC Agent for the situation referred to in the first sentence of this Section 8.07), whether voluntary or involuntary, or of any proceeds of collateral securing the Loans, it is hereby agreed among the Banks and the Borrowers that the Bank receiving such excess payment or proceeds (the "Receiving Bank") shall be obligated to pay to the other Banks for application to such Banks' Notes and/or BA Reimbursement Obligations, an amount necessary to reduce the outstanding principal and interest balances on such Banks' Notes and/or BA Reimbursement Obligations to the balances that would be outstanding on such Banks' Notes and/or BA Reimbursement Obligations if the Receiving Bank had not received more than its pro rata share of such payment; provided, however, that in the event any amount paid by any Receiving Bank to any other Bank pursuant to the immediately preceding sentence is rescinded or must otherwise be returned by the Receiving Bank, each other Bank shall, upon request of the Receiving Bank, repay to the Receiving Bank the amount so paid by the Receiving Bank to such Bank, with interest for the period commencing on date such payment is returned by the Receiving Bank until the date the Receiving Bank receives such repayment at the Federal Funds Rate. Interest in respect of any Loan or Money Market Loan hereunder shall accrue from and including the date of such Loan or Money Market Loan to but excluding the date on which such Loan or Money Market Loan is paid in full. All payments of principal and interest under the Money Market Notes shall be in accordance with the terms of Article VII hereof. Notwithstanding anything to the contrary contained in this Section 8.07 or elsewhere in this Loan Agreement or any other of the Loan Documents, each Bank agrees with respect to all payments, whether voluntary or involuntary, on account of any Money Market Loan of such Bank received by such Bank during any period following the occurrence of an event or condition which is, or upon lapse of a cure period specified in this Loan Agreement would constitute, an Event of Default and until such event or condition shall have been cured (as


determined by the Agent), that such payments shall be shared pro rata among the Banks in accordance with the then outstanding principal amounts of the Notes and the Money Market Notes and each Bank's pro rata share of the LC Outstandings and BA Outstandings at such time. The portion of any such payment referred to in the preceding sentence required pursuant to such preceding sentence to be allocated to the aggregate undrawn amount of issued and outstanding Letters of Credit and/or to the aggregate unadvanced amount of outstanding Bankers' Acceptances shall be paid to the Agent and, subject to the immediately succeeding sentence, held by the Agent as cash collateral in an interest bearing account for the benefit of the Banks until such time, if ever, as the event or condition referred to above shall have been cured (as determined by the Agent), at which time such proceeds shall be distributed by the Agent to the Banks on a pro rata basis based on the then outstanding principal amounts of the Notes and the Money Market Notes. If, at any time that the Agent is holding any such proceeds on account of issued and outstanding Letters of Credit and/or outstanding Bankers' Acceptances, any amounts are drawn under any such Letter of Credit or any amounts are advanced under any such Bankers' Acceptances, then the Agent shall distribute the proceeds so held by the Agent to the extent of such drawing to the Banks based on the pro rata shares of the Banks in the related LC Reimbursement Obligation or BA Reimbursement Obligations, as the case may be. To the extent that aggregate proceeds held by the Agent on account of issued and outstanding Letters of Credit and/or outstanding Bankers' Acceptances at any time exceed the aggregate undrawn amount of Letters of Credit and the unadvanced amount of Bankers' Acceptances at such time, the Agent shall distribute the proceeds so held by the Agent to the extent of such excess to the Banks on a pro rata basis based on the then outstanding principal amounts of the Notes and the Money Market Notes. All payments and prepayments of principal, interest and fees in respect of the Loans, the Money Market Loans, the Letters of Credit and the Bankers' Acceptances shall be without deduction for on account of any present or future taxes, duties or other charges levied or imposed by the nation of Canada or any political subdivision or taxing authority thereof.

     8.08 In the event that any Bank shall have determined that the adoption hereafter of or any change hereafter in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or by any court, or compliance by such Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company as a consequence of its obligations hereunder to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of such Bank's holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered. Within a reasonable time after making a request for such additional amount hereunder, such Bank will furnish to the Borrowers a statement certifying the amount of such reduction and describing the event giving rise to such reduction, which determination shall be conclusive absent manifest error. Failure on the part of such Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any


increased costs or reduction in amounts received or receivable or reduction in return on capital in such period or in any other period. The protection of this Section 8.08 shall be available to the Bank regardless of any possible conflict or invalidity or inapplicability of the law, regulation or condition which shall have been impaired. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.

     8.09 Notwithstanding anything to the contrary set forth in this Loan Agreement, the Notes, the Money Market Notes or any other of the Loan Documents, if at any time the credit facilities contemplated hereby shall be classified (i) by the Agent or the Majority Banks in its or their reasonable discretion based on criteria established by any government agency involved in the regulation or oversight of the banking industry or (ii) by any governmental authority, central bank or comparable agency charged with the administration thereof (including, without limitation, any retroactive classification based on financial information subsequently made available to the Agent and the Banks or any such governmental authority, central bank or comparable agency) as a "highly leveraged transaction" or any term substituted therefor (a "HLT Classification"), then, unless and until such HLT Classification shall have been terminated by the Agent or the Majority Banks or such other entity upon written notice from the Agent to the Borrowers and the Banks thereof, (A) commencing with the first day of the fiscal quarter immediately succeeding the fiscal quarter with respect to which the determination of such HLT Classification first becomes applicable, (1) the Applicable Margin for all Loans and the applicable interest rates under the Money Market Notes (including without limitation the Applicable Margin for Loans then outstanding and the interest rates on Money Market Loans then outstanding) shall be increased by one-half of one percent (1/2%), (2) the standby Letter of Credit fee described in Section 5.01(f)(i) hereof shall be increased to one and one-half of one percent (1 1/2%) and the documentary Letter of Credit fee described in Section 5.01(f)(ii)(B) hereof shall be increased to twenty-five (25) basis points and (3) the applicable BA Commission shall be increased by one-half of one percent (1/2%) and (B) commencing with the first day of the third fiscal quarter immediately succeeding the fiscal quarter with respect to which the determination of such HLT Classification first becomes applicable, the Applicable Margin for all Loans, the applicable interest rates under the Money Market Notes (including without limitation the Applicable Margin for Loans then outstanding and the interest rates on Money Market Loans then outstanding), the applicable BA Commission and the standby Letter of Credit fee described in Section 5.01(f)(i) hereof shall be increased by the amount set forth in clause (A) above plus one-fourth of one percent (1/4%). Each Bank shall credit against the additional interest payable with respect to its Loans and Money Market Loans pursuant to the terms of the preceding sentence any amounts previously paid to such Bank by the Borrowers pursuant to Section 8.08 hereof with respect to the related HLT Classification. The Agent shall promptly notify the Borrowers and the Banks of any HLT Classification.

     8.10 Notwithstanding any other provision to the contrary contained in this Loan Agreement, the Notes or the Money Market Notes, the liability of Holdings with respect to the Borrowers' Obligations shall not exceed Holdings' Maximum Obligated Amount as determined at the earlier of the date of the commencement of a case under the U.S. Bankruptcy Code in which Holdings is a debtor or the date enforcement is sought against Holdings under Section 14.01 hereof with respect to the Borrowers' Obligations.



                           ARTICLE IX

             Conditions Precedent as of Closing Date

     9.01 The obligations as of the Closing Date of the Banks to make any Loans or Money Market Loans or to create any Bankers' Acceptances and of the LC Agent to issue Letters of Credit, are subject to the conditions precedent that the Agent shall have received on or before such day the following, in form and substance satisfactory to the Agent:

          (a)  fully executed copies of this Loan Agreement
     (including exhibits), the Notes and the Money Market Notes;

          (b)  a fully executed copy of the Guaranty Agreement;

          (c) resolutions of the directors of each Credit Party and the shareholders of each Credit Party (other than Airgas) certified by an officer of such Credit Party as of the Closing Date, approving and adopting the documents described in subparagraphs (a) and (b) above to be executed by each such Credit Party and authorizing the execution, delivery and performance thereof;

          (d) a certificate of the corporate secretary or an assistant secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign the documents described in subparagraphs (a) and (b) above on behalf of such Credit Party and the other documents to be delivered hereunder;

          (e) (i) the charter documents of Industrial Gases of Wichita, Inc., The Jimmie Jones Company, Range Arc, Inc. and Westwind Company, certified as of the Closing Date by the Secretary of State of each such corporation's state of incorporation and (ii) a certificate of the corporate secretary or an assistant secretary of each other Credit Party, certifying that the charter documents and bylaws of such Credit Party previously delivered to the Agent have not been amended through the Closing Date except as provided therein;

          (f) certificates of good standing for each of Industrial Gases of Wichita, Inc., The Jimmie Jones Company, Range Arc, Inc. and Westwind Company, issued as of a recent date by the applicable jurisdiction of incorporation and each other jurisdiction where any such corporation by the nature of its business, is required to qualify as a foreign corporation;

          (g) the favorable opinion of Messrs. McCausland, Keen & Buckman, counsel to the Credit Parties, substantially in the form of Exhibit J hereto;

          (h) the Agent shall have received a facility fee of $125,000, to be shared ratably by the Banks based on their respective Revolving Credit Loan Commitments; and

          (i) such other information and documents as the Agent may reasonably request.



                            ARTICLE X

                      Conditions of Lending

     Except with respect to Revolving Credit Loans and Letter of Credit Term Loans made pursuant to the terms of Section 5.01(d) or 6.01(d) hereof, the obligations of the Banks to make any Loans or Money Market Loans or to create any Bankers' Acceptances and of the LC Agent to issue any Letters of Credit, are subject to the satisfaction of the conditions precedent set forth in
Article IX hereof on the Closing Date and to the satisfaction of the following further conditions:

     10.01 In the case of each Loan or Money Market Loan to be made hereunder (other than a Revolving Credit Loan or a Letter of Credit Term Loan made pursuant to the terms of Section 5.01(d) or 6.01(d) hereof), each Letter of Credit to be issued hereunder and each Bankers' Acceptance to be created hereunder:

          (a) proper notice of such Loan, Letter of Credit or Bankers' Acceptance, as the case may be, shall have been given in accordance with Section 2.02(c), Section
     3.01(c), Section 5.01(b), Section 6.01(c) or Section
     7.01(a)-(c) hereof, as applicable;

          (b)  the representations and warranties set forth in
     Article XI hereof shall be true and correct in all material respects on and as of the date of such Loan, Money Market Loan, Letter of Credit or Bankers' Acceptance, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

          (c) at the time of and immediately after giving effect to each such Loan (other than Revolving Credit Loans and Letter of Credit Term Loans made pursuant to the terms of Section 5.01(d) or 6.01(d) hereof), Money Market Loan, Letter of Credit or Bankers' Acceptance, as the case may be, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

     10.02 In the case of each Revolving Credit Loan to be made hereunder, each Money Market Loan to be made hereunder, each Letter of Credit to be issued hereunder and each Bankers' Acceptance to be created hereunder, immediately after giving effect to such Revolving Credit Loan, Money Market Loan, Letter of Credit or Bankers' Acceptance, as the case may be, (i) the sum of (A) the aggregate principal balance of all outstanding Revolving Credit Loans made by all of the Banks, plus (B) the aggregate LC Outstandings, plus
(C) the aggregate BA Outstandings of all of the Banks, plus (D) the aggregate principal balance of all outstanding Money Market Loans, shall not exceed (ii) the aggregate Revolving Credit Loan Commitments of all of the Banks.







     Each borrowing hereunder, each issuance of a Letter of Credit hereunder and each creation of a Bankers' Acceptance hereunder shall be deemed to be a representation and warranty by each of the Borrowers on the date of such borrowing, issuance or creation, as the case may be, as to the matters specified in Sections 10.01(b) and (c) hereof and each borrowing hereunder that is a Revolving Credit Loan or a Money Market Loan, each issuance of a Letter of Credit hereunder and each creation of a Bankers' Acceptance hereunder also shall be deemed to be a representation and warranty by each of the Borrowers on the date of such borrowing, issuance or creation, as the case may be, as to the matters specified in Section 10.02 hereof.

                           ARTICLE XI

                 Representations and Warranties

     11.01  Each of the Borrowers represents and warrants that:

     (a) each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to carry on its business in the manner now being conducted by it in states in which failure to so qualify would or might have a material adverse effect on the business or operations of such Credit Party;

     (b) each of the Credit Parties has the legal power and authority to own its properties and assets and to carry on its businesses as now being conducted and as contemplated by this Loan Agreement and the other Loan Documents;

     (c) each of the Credit Parties has the power and authority to execute, deliver and perform the Loan Documents to which such Credit Party is a party;

     (d) when executed and delivered, the Loan Documents will be valid and binding obligations of each Credit Party executing such Loan Documents and will be enforceable in accordance with their respective terms;

     (e)  the execution, delivery and performance of the Loan Documents:

          (i) have been duly authorized by all requisite corporate action of each Credit Party executing such Loan
     Documents required for the lawful creation and issuance thereof;

         (ii) do not violate any material provision of law, any order of any court or other agency of government or the corporate charter, certificate of incorporation or by-laws of any Credit Party, or any provisions of any indenture, agreement or other instrument to which such Credit Party or its properties or assets are or will become bound;

        (iii) will not be in conflict with, result in a breach of or constitute an event of default or an event which, upon notice or lapse of time, or both, would constitute such an event of default under any indenture, agreement or other instrument to which such Credit Party is a party;



         (iv) do not and will not result in the creation of any lien on any assets of any Credit Party;

     (f) except as set forth in Exhibit K attached hereto and except for minor defects in title that do not reduce in any material respect the value of such property, each of Airgas and its Subsidiaries has good and marketable title in fee simple to all of its real property and good title to all of its other property, and none of such property is subject to any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever except as may be permitted hereunder or contemplated hereby;

     (g) all of the direct and indirect Subsidiaries of Airgas as of the Closing Date are set forth in Exhibit L attached hereto;

     (h) except as set forth in Exhibit M attached hereto, neither Airgas nor any of its Subsidiaries owns any interest in any Person;

     (i) the audited consolidated balance sheet, income statement and statement of cash flows of Airgas and its Subsidiaries prepared as of March 31, 1994, copies of each of which have been furnished to each Bank, fairly present the assets, liabilities and financial condition of Airgas and its Subsidiaries as at the date thereof, all in accordance with Generally Accepted Accounting Principles, and since such date to and including the date of this Loan Agreement there has been no material adverse change in such condition or in the operations of Airgas and its Subsidiaries taken as a whole;

     (j) except as set forth in Exhibit N attached hereto, there is no pending or, to either Borrower's knowledge following due inquiry, threatened action or proceeding affecting Airgas or any of its Subsidiaries before any court, governmental agency or arbitrator, specifically including without limitation any federal, state or local environmental agency, (i) which would, if adversely determined, materially adversely affect the financial condition or operations of Airgas and its Subsidiaries taken as a whole, or (ii) challenging the execution, delivery, validity or enforceability of any of the Loan Documents;

     (k) each of Airgas and its Subsidiaries is in material compliance with all statutes, governmental regulations, and applicable judgments, specifically including without limitation all federal, state, and local requirements relating to protection of health or the environment in connection with the operation of such corporation's business;

     (l) during the time in which Airgas or any of its Subsidiaries has owned any real property, no Hazardous Materials were disposed of on, under or about such real property in such a manner as would give rise to a liability which would have a material adverse effect on Airgas and its Subsidiaries taken as a whole, and that, to the extent that Airgas or any of its Subsidiaries generated, stored or transported Hazardous Materials, such activities were done in such a manner as would not give rise to a liability for failure to comply with any applicable federal, state and local laws, ordinances and regulations which would have a material adverse effect on Airgas and its Subsidiaries taken as a whole. For purposes hereof, "Hazardous Materials" shall be defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; Hazardous Materials Transportation Act, 42 U.S.C. Section 6901 et seq.; and thosesubstances defined as "hazardous wastes" in any state or local laws, rules or regulations applicable to Airgas


or any of its Subsidiaries;

     (m) none of Airgas or its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or Money Market Loan nor any Letter of Credit or Bankers' Acceptance will be used whether directly or indirectly, incidentally or ultimately (i) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or to refund indebtedness incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including without limitation Regulation G, U, T or X thereof. If requested by the Agent, each Borrower agrees that it will (and will cause each of its Subsidiaries to) furnish to the Banks a statement in conformity with the requirements of Federal
Reserve Form U-1 referred to in said Regulation U;

     (n) each of Airgas and its Subsidiaries possesses all necessary patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights to conduct its business without known conflict with any patent, license, trademark, tradename or copyrights of any other Person;

     (o) each of Airgas and its Subsidiaries is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980 ("MEPP") and has no liability from pension contributions pursuant to MEPP;

     (p) none of Airgas or its Subsidiaries is an "investment company" as that term is defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. None of Airgas or its Subsidiaries is a "Holding Company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935;

     (q)  none of Airgas or its Subsidiaries is

          (i) a party to any judgment, order, decree or any agreement or instrument or subject to corporate restrictions materially adversely affecting its business, properties or assets, operation or condition (financial or otherwise); or

         (ii) in default (except where waived) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such corporation is a party, which default would or might have a material adverse effect on the business, properties or assets of Airgas and its Subsidiaries as a whole;

     (r) each of Airgas and its Subsidiaries has filed all United States federal tax returns and all other tax returns that are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by such corporation, except such taxes, if any, as are being contested in good faith and as to which adequate reserves in accordance with Generally Accepted Accounting Principles have been provided. No tax liens have been filed, and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each of Airgas and its Subsidiaries in respect of any taxes or other governmental


charges are reasonably adequate;

     (s) (i) each of Airgas and its Subsidiaries is in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to such corporation;
(ii) No Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan; (iii) no proceedings have been instituted, or, to the knowledge of the Borrowers, planned, to terminate any Plan or to cause a trustee to be appointed to administer any Plan; (iv) neither any Credit Party, any other member of the Controlled Group, nor any duly-appointed administrator of a Plan has instituted or intends to institute proceedings to withdraw from any Multiemployer Plan; and (v) each Plan has been maintained and funded in all material respects with its terms and with the provisions of ERISA applicable thereto.

     (t) the information, exhibits and reports furnished by the Credit Parties, and each of them, to the Banks in connection with the negotiation of the Loan Documents did not, taken as a whole, contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; and

     (u) no consent, approval or authorization of, or filing, registration or qualification with, any governmental agency, authority, instrumentality or regulatory body on the part of any Credit Party is required in conjunction with the execution, delivery or performance by the Credit Parties, or for the validity or enforceability, of the Loan Documents.

                           ARTICLE XII

                      Affirmative Covenants

     12.01 Each of the Borrowers covenants and agrees with the Banks and the Agent that, so long as this Loan Agreement shall remain in effect or any Letter of Credit or Bankers' Acceptance shall be outstanding or the principal of or interest on any Note, Money Market Note, LC Reimbursement Obligation or BA Reimbursement Obligation or any other expense or amount payable hereunder remains unpaid, and until the Revolving Credit Loan Commitments are terminated and the Banks are no longer obligated to make any Letter of Credit Term Loans, unless the Majority Banks shall otherwise consent in writing, it will and will cause each of its Subsidiaries to:

     (a) (i) as soon as practical and in any event not later than 90 days after the end of each fiscal year ending after the Closing Date, deliver to each of the Banks a financial report of Airgas and all of its Subsidiaries including a balance sheet of Airgas and all of its Subsidiaries as at the end of such fiscal year, and the notes thereto, and the related statements of income and retained earnings and the notes thereto and of cash flows for such fiscal year, prepared on a consolidated and consolidating basis setting forth in each case comparative financial statements for the corresponding date or period in the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to such consolidated financial reports an unqualified opinion of KPMG Peat Marwick, or other independent certified public accountants selected by Airgas and acceptable to the Banks;

              (ii) as soon as practical and in any event not later than June 30 of each fiscal year, deliver to each of the Banks projections of profit and



loss statements, balance sheets and cash flow reports for Airgas and all of its Subsidiaries on a consolidated basis for such fiscal year;

     (b) as soon as practical and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of Airgas deliver to each of the Banks a financial report of Airgas and all of its Subsidiaries including a balance sheet of Airgas and all of its Subsidiaries as at the end of such quarterly period and the related statements of income and retained earnings and of cash flows for the quarter then ended and for the period from the beginning of the current fiscal year to the end of such quarter, prepared on a consolidated and consolidating basis and setting forth in each case comparative financial statements for the corresponding date or period in the preceding year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and certified by the chief financial officer or other Executive Officer of Airgas (acting for Airgas and not as an individual) as presenting fairly the financial condition and the results of operations of Airgas and all of its Subsidiaries;

     (c) as soon as practical and in any event not later than 90 days after the end of any fiscal quarter during which there occurs an acquisition of a company permitted by Section 13.01(h)(iv) hereof for a purchase price greater than 10% of Book Net Worth as at the quarter end immediately preceding the date of such acquisition, to make available to any Bank upon its request therefor (i) historical financial information consisting of a balance sheet of such acquired company prepared as of a recent date and income statements of such company for the two immediately preceding fiscal years and (ii) a projected income statement of Airgas, its Subsidiaries and the acquired company, prepared on a consolidated basis, for the twelve-month period immediately following such acquisition;

     (d)  together with each delivery of the financial reports required by
Section 12.01(a)(i) and (b) hereof, deliver to each of the Banks a statement signed by the chief financial officer or other Executive Officer of Airgas (acting for Airgas and not as an individual) substantially in the form of Exhibit O hereto, setting forth (i) that, to the best of his knowledge, each of the Borrowers has kept, observed, performed and fulfilled each and every agreement (including without limitation any covenant incorporated herein by reference pursuant to Section 13A.01 hereof) binding on it contained in the Loan Documents (and containing calculations demonstrating compliance by Airgas and its Subsidiaries with the financial covenants set forth in Section 13.01(p), (q), (r) and (s) hereof as at such quarter end) and is not at the time in default in the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions of any of the Loan Documents, (ii) a calculation of the Funded Debt Coverage Ratio as at such quarter end and
(iii) that no Event of Default, nor any event, which upon notice or lapse of time or both, would constitute an Event of Default, has occurred, or if such Event of Default exists or would occur as the case may be, stating the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto;

     (e) promptly upon becoming available, deliver to each Bank a copy of all financial statements, reports, notices and proxy statements sent by Airgas or any of its Subsidiaries to stockholders, and a copy of all regular, periodic and special reports filed by Airgas or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission ("SEC") or any governmental authority succeeding to any or all of the functions of the SEC;



     (f) promptly, from time to time, deliver to the Banks such information regarding its (and its Subsidiaries') operations, business affairs and financial condition as the Banks may reasonably request. The Banks are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Banks to any regulatory authority having jurisdiction over any of the Banks pursuant to any request therefor;

     (g)  use any Bank as its primary depository;

     (h) for the purpose of financial reporting maintain its fiscal year as one ending on March 31;

     (i) use the proceeds of the Loans, Money Market Loans and Bankers' Acceptances for the purposes set forth in RECITAL A hereof;

     (j) maintain all properties and assets used or useful in the conduct of its businesses in good working order and condition and make all needed repairs, replacements, betterments, improvements, and renewals as are necessary to conduct its business in accordance with prudent business practices;

     (k) except to the extent otherwise provided in Section 13.01(f) hereof, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, trademarks, tradenames, material rights, franchises and licenses;

     (l) (i) comply with or contest in good faith all statutes, governmental regulations and applicable judgments, specifically including without limitation all federal, state and local environmental laws, rules, and regulations, and (ii) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligations which, if unpaid, might become a lien against any of its property except (A) liabilities being contested in good faith and by appropriate proceedings and against which reserves in accordance with Generally Accepted Accounting Principles have been established and (B) taxes that are due but not yet payable;

     (m) (i) if the failure to do so would have a material adverse effect on any Credit Party, conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from, or affecting its real property
(A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the satisfaction of the Banks, and
(C) in accordance with the orders and directives of all federal, state, and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Banks, the Agent, their employees, agents, officers, affiliates and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, and expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property; (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property;
(C) any lawsuit brought or threatened, settlement reached, or government order

relating to Hazardous Materials on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property; and/or (D) any violation of laws, orders, regulations, requirements, or demands of governmental authorities, or any policies or requirements of the Banks, which are based upon or in any way related to Hazardous Materials on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise in or on its real property;

     (n) defend, indemnify and hold harmless the Banks, the Agent, their employees, agents, officers, affiliates and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including without limitation attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to any acquisition permitted by Section 13.01(h)(iv), (v) or (vi) hereof including, without limitation, all claims of the seller or sellers of any acquired company;

     (o) at all times keep its insurable properties insured to such extent and against such risks, including, without limitation, general comprehensive liability insurance, product liability insurance, worker's compensation and other insurance required by law, as is customary with companies of comparable size in the same or similar businesses. The coverage as of the Closing Date of each of Airgas and its Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount in Exhibit P hereto;

     (p) preserve and protect its patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights;


     (q) keep true books of records and accounts in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of all of its dealings and transactions;

     (r) permit any officer of any of the Banks designated in writing by such Bank, to visit and inspect any of its properties, corporate books and financial records at such times as such Bank may reasonably request upon reasonable notice and during ordinary business hours;

     (s) upon the written request of any of the Banks, authorize any officer of such Bank to discuss its financial statements and financial affairs at any time from time to time with the independent certified public accountants of Airgas and its Subsidiaries upon reasonable notice and during ordinary business hours;

     (t) deliver to the Banks forthwith, upon any Executive Officer of Airgas obtaining knowledge of an Event of Default or an event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, a certificate of the chief financial officer or other Executive Officer of Airgas specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

     (u) pay the fee to the Agent as set forth in agent's fee agreement of even date herewith;




     (v) notify the Agent in writing within five (5) Business Days after any Executive Officer of any Credit Party knows or has reason to know of the occurrence of any of the following with respect to Airgas or any of its
Subsidiaries:

          (i) the pendency or commencement of any material action, suit or proceeding at law or in equity wherein the opposing party either seeks damages of more than $250,000.00 in excess of applicable insurance coverage or damages of more than $3,000,000.00 in any instance;

         (ii) any event or condition which shall constitute an event of default under any other agreement for borrowed money in excess of $500,000.00;

        (iii) any levy of an attachment, execution or other process against a significant part of its assets; or

         (iv)  any change in any existing agreement or
     contract which would likely materially adversely affect the business or affairs, financial or otherwise, of Airgas and its Subsidiaries taken as a whole;

The Agent shall promptly notify the Banks of any notice received by the Agent pursuant to this Section 12.01(v).

     (w) (i) comply with the applicable provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") where the failure so to comply might reasonably be expected materially to impair the right of Airgas or any of its Subsidiaries to carry on business as now being conducted or to affect materially adversely the financial condition of such corporation and (ii) furnish to the Banks, (A) as soon as possible, and in any event within five (5) Business Days after any Executive Officer of any Credit Party knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of Airgas setting forth details as to such Reportable Event and the action that the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the Pension Benefit Guaranty Corporation or any successor thereto ("PBGC"), and (B) promptly after the receipt or filing thereof, a copy of any notice Airgas or any of its Subsidiaries may receive from the PBGC relating to the intention of PBGC to terminate any Plan or to appoint a trustee to administer any Plan and all reports and notices relating to any Reportable Event or Prohibited Transaction (as defined in ERISA). For purposes hereof,

          (1) "Plan" shall mean any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Airgas or any of its Subsidiaries or any other trade or business which is under common control with Airgas or any of its Subsidiaries within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or the regulations thereunder; and

          (2)  "Reportable Event" shall mean any Reportable
     Event as defined in Section 4043 of ERISA or the regulations thereunder for which the 30-day notice requirement has not been waived by PBGC;


     (x) execute any and all further documents, agreements and instruments, and take all further actions which may be required under applicable law, or which the Majority Banks may reasonably request, in order to effectuate the transactions contemplated by this Loan Agreement; and

     (y) cause (i) each of Mauritius Industrial Gases, Inc., Poligaz, S.A. and Polska Airgas, S.A. at such time as any such Subsidiary shall have total assets of at least $3,000,000 and (ii) each other Subsidiary hereafter acquired by any Credit Party prior to the Maturity Date (A) to become a Guarantee Subsidiary pursuant to a Guaranty Joinder Agreement and (B) to deliver to the Agent such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified corporate resolutions and other corporate documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the obligations of such Subsidiary under the Guaranty Agreement); provided, however, with respect to any such Subsidiary described above which is a Canadian Subsidiary (1) such Canadian Subsidiary shall not be obligated to so guarantee the obligations of the Borrowers during the 90 day period immediately succeeding the date of acquisition of such Canadian subsidiary and (2) if, subsequent to such Canadian Subsidiary becoming a Guarantee Subsidiary pursuant to a Guaranty Joinder Agreement, any Canadian Lender has agreed to provide financing to such Canadian Subsidiary to provide for the working capital, capital expenditure, acquisition costs and/or letter of credit needs of such Canadian Subsidiary, then, promptly upon the request of the Borrowers, the Agent (on behalf of the Banks) shall thereupon release such Canadian Subsidiary from the Guaranty Agreement.

The provisions of subsections (m)(ii) and (n) of this Section 12.01 shall remain operative and in full force and effect regardless of the expiration of this Loan Agreement.


                          ARTICLE XIII

                       Negative Covenants

     13.01 Each of the Borrowers covenants and agrees with the Banks and the Agent that, so long as this Loan Agreement shall remain in effect or any Letter of Credit or Bankers' Acceptance shall be outstanding or the principal of or interest on any Note, Money Market Note, LC Reimbursement Obligation or BA Reimbursement Obligation or any other expense or amount payable hereunder remains unpaid, and until the Revolving Credit Loan Commitments are terminated and the Banks are no longer obligated to make any Letter of Credit Term Loans, without the prior written consent of the Majority Banks, it will not nor will it enter into any binding agreement to or permit any Subsidiary to:

     (a) incur, create, assume or permit to exist any indebtedness for borrowed money, however evidenced, or its equivalent, except

          (i) the Loans, the Letters of Credit (and the related LC Reimbursement Obligations), the Bankers'
     Acceptances (and the related BA Reimbursement
     Obligations) and the Money Market Loans;






          (ii) existing indebtedness set forth in Exhibit Q hereto (and renewals, refinancings or extensions (but not any increases in the outstanding principal amount) thereof on terms and conditions no less favorable to such Borrower or Subsidiary than the terms and conditions of such existing indebtedness);

         (iii) indebtedness evidenced by endorsement of negotiable instruments for collection and done in the ordinary course of business;

          (iv) the Subordinated Debt;

          (v) unsecured indebtedness incurred in favor of the sellers of the companies described in Section
     13.01(h)(iv) and (v) hereof in order to finance the acquisition of such companies;

          (vi) standby letters of credit (other than standby Letters of Credit issued pursuant to Section 5.01 hereof) provided that the full amount available to be drawn thereunder is at all times backed or secured by a Letter of Credit issued pursuant to Section 5.01 hereof;

         (vii) indebtedness to NationsBank of up to $30,000,000 under the Promissory Note dated January 31, 1994 and attached hereto as Schedule 4, incurred from time to time on or after the date of acquisition by Airgas (directly or indirectly through one or more of its Subsidiaries) of certain assets of the retail, industrial, medical and specialty gas businesses of The BOC Group, Inc. (Airco) in California and Nevada; and

        (viii) other present or future indebtedness of Airgas or any of its Subsidiaries, provided that the aggregate amount of such indebtedness at any time outstanding shall not exceed $20,000,000.00; provided, however, that nothing contained in this Section 13.01(a) or any other provision of this Loan Agreement shall prevent any Credit Party from entering into, as lessee, any real estate leases (other than capitalized leases) or operating leases of equipment in the ordinary course of such Credit Party's business;

     (b) incur, create, assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than

          (i) liens in favor of the Agent, on behalf of the Banks, arising after the Closing Date;

          (ii) existing liens as set forth in Exhibit K hereto;

         (iii) any unfiled lien of materialmen, mechanics, workmen, warehousemen, carriers, landlords or repairmen; provided that if such a lien shall be perfected and shall not be contested in good faith, it shall be discharged of record immediately by payment, bond or otherwise;


          (iv) tax liens for taxes which are not yet due and payable or which are being contested in good faith and by appropriate proceedings and against which reserves in accordance with Generally Accepted Accounting Principles have been established;

           (v) condemnation actions;

          (vi) easements, rights-of-way, restrictions and other similar encumbrances that do not reduce in any material respect the value of the applicable real property; and

         (vii) purchase money liens granted in connection with indebtedness permitted by Section 13.01(a)(viii) hereof;

     (c) acquire, consolidate, merge or combine with any Person; provided, however, (i) any Credit Party may acquire, by purchase, consolidation, merger, combination or otherwise, the companies described in Section 13.01(h)(iv) or
(v) hereof so long as such Credit Party is the surviving corporation; (ii) either Borrower may merge with any Guarantee Subsidiary so long as such Borrower is the surviving corporation; and (iii) any Guarantee Subsidiary may merge with another Guarantee Subsidiary;

     (d) sell, transfer or otherwise dispose of any of its properties and assets (including without limitation any Capital Stock in any of its Subsidiaries) except (i) sales or leases in the ordinary course of business;
(ii) transfers of assets to an Airgas-affiliated real estate investment trust (the "REIT") provided that (A) such transfers are made prior to the first anniversary date of the Closing Date, (B) the terms and conditions of the REIT structure, the associated investments in the REIT stock and the leaseback agreements regarding assets contributed to the REIT shall be acceptable to the Majority Banks in their sole reasonable discretion, (C) the fair market value of assets contributed to the REIT and the corresponding fair market value of the compensation received therefor shall be equivalent, as evidenced by appraisals acceptable to the Majority Banks in their sole reasonable discretion, (D) non-cash assets received as compensation for contributions to the REIT shall be in a form satisfactory to the Majority Banks in their sole reasonable discretion and (E) at no time shall (1) the sum of (I) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under this clause (d)(ii) and the aggregate amount of investments (other than asset contributions otherwise permitted by this clause (d)(ii)) made in the REIT as permitted under Section 13.01(h)(vii) hereof plus (II) the aggregate outstanding principal amount guaranteed pursuant to all guarantees permitted under Section 13.01(g)(iv) hereof, plus
(III) the aggregate outstanding amount of investments permitted under Section 13.01(h)(vi) hereof, plus (IV) the aggregate outstanding principal amount of loans and advances permitted under Section 13.01(k)(iii) hereof, plus (V) the aggregate outstanding amount of investments permitted under Section 13.01(m)(ii) hereof, exceed (2) 20% of Book Net Worth as of the end of the then immediately preceding fiscal quarter; and (iii) other non-ordinary course of business sales (including Sale/Leaseback Transactions permitted by Section 13.01(e) hereof) provided that (A) the aggregate net book value of the assets sold by Airgas or any of its Subsidiaries in all such transactions in any fiscal year does not exceed 10% of Total Assets as of the end of the immediately preceding fiscal year, (B) the aggregate net book value of the assets sold by Airgas or any of its Subsidiaries in all such transactions after the Closing Date does not exceed 25% of Total Assets as of the end of


the fiscal year immediately preceding the then current fiscal year, (C) the sale price for any asset sold in any such transaction shall not be less than the fair market value of such asset, (D) each such transaction involving assets having a net book value of $500,000 or more shall be on an arms-length basis with a wholly independent third party and (E) no Event of Default nor any event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing at the time of any such sale or shall result upon giving effect thereto; provided, however, that any Credit Party may enter into leases as lessor in the ordinary course of such Credit Party's business.

     (e) enter into any arrangement (a "Sale/Leaseback Transaction"), directly or indirectly, with any Person whereby Airgas or any of its Subsidiaries shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and used or useful in such Person's business, and thereafter rent or lease such property or other property which such Person intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that Airgas or any of its Subsidiaries may enter into any Sale/Leaseback Transaction if (i) such transaction would be permitted under Section 13.01(d) hereof; and (ii) the net cash proceeds of each such transaction are applied immediately to repay or prepay the Borrowers' Obligations (which repayments and/or prepayments shall not reduce the Revolving Credit Loan Commitments of the Banks hereunder);

     (f) seek or permit dissolution, liquidation, or termination in whole or in part; provided, however, any corporation 85% or more of the Capital Stock of which is owned by any Credit Party may be dissolved, liquidated or terminated without the consent of the Banks;

     (g) guarantee directly or indirectly the obligations of any Person except for (i) the guarantee of a Guarantee Subsidiary pursuant to the Guaranty Agreement, (ii) endorsements of negotiable instruments in the ordinary course of business, (iii) the unsecured guarantee by Airgas of any indebtedness permitted under Section 13.01(a) hereof and (iv) additional guarantees provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount guaranteed pursuant to all such guarantees permitted under this clause (iv), plus (2) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under Section 13.01(d)(ii) hereof and the aggregate amount of investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) made in the REIT as permitted under Section 13.01(h)(vii) hereof, plus
(3) the aggregate outstanding amount of investments permitted under Section 13.01(h)(vi) hereof, plus (4) the aggregate outstanding principal amount of loans and advances permitted under Section 13.01(k)(iii) hereof, plus (5) the aggregate outstanding amount of investments permitted under Section 13.01(m)(ii) hereof, exceed (B) 20% of Book Net Worth as of the end of the then immediately preceding fiscal quarter;

     (h) purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other Person or permit to exist any loans or advances for such purposes; provided, however, any Credit Party may maintain existing investments in the other Credit Parties and any Credit Party may maintain investments in or invest in:





          (i) direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America; provided, that such obligations mature within one year from the date of acquisition thereof;

         (ii) certificates of deposit maturing within one year from the date of acquisition issued by one of the Banks, or by any other bank or trust company organized under the laws of the United States or any state thereof having a long term debt rating of A or better by Moody's Investors Service, Inc. and/or Standard and Poor's Corporation and not known by the Borrowers to be having financial difficulties;

        (iii)  commercial paper rated P-1 or P-2 by Moody's
     Investors Service, Inc. (Commercial Paper Record) and rated A-1 or A-2 by Standard and Poors Corporation
     (Commercial Paper Ratings Guide);

          (iv) companies (including Canadian companies) conducting a line of business similar to and compatible with (A) the business formerly conducted by Jackson, (B) the business of US Cryogenics, Inc. prior to its sale by US Airgas, Inc. or (C) the business of Nitrous Oxide, Leasing and those other Credit Parties which conduct a gas distribution business, including the distribution of equipment and/or supplies related thereto;

          (v) capital assets for companies described in clause (iv) above, acquired incidental to and within 12 months after the acquisition of such company;

          (vi) companies having a business involving the financing of customers and suppliers of any of Airgas and its Subsidiaries, provided that at no time shall (A) the sum of (1) the aggregate outstanding amount of investments permitted under this clause (vi), plus (2) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under Section 13.01(d)(ii) hereof and the aggregate amount of investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) made in the REIT as permitted under Section 13.01(h)(vii) hereof, plus (3) the aggregate outstanding principal amount guaranteed pursuant to all guarantees permitted under Section 13.01(g)(iv) hereof, plus (4) the aggregate outstanding principal amount of loans and advances permitted under Section 13.01(k)(iii) hereof, plus (5) the aggregate outstanding amount of investments permitted under Section 13.01(m)(ii) hereof, exceed (B) 20% of Book Net Worth as of the end of the then immediately preceding fiscal quarter;







         (vii) investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) in the REIT described in Section 13.01(d)(ii) hereof, provided that at no time shall (A) the sum of (1) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under Section 13.01(d)(ii) hereof and the aggregate amount of investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) made in the REIT as permitted under this clause (vii), plus
     (2) the aggregate outstanding principal amount guaranteed pursuant to all guarantees permitted under Section 13.01(g)(iv) hereof, plus (3) the aggregate outstanding amount of investments permitted under Section 13.01(h)(vi) hereof, plus (4) the aggregate outstanding principal amount of loans and advances permitted under
     Section 13.01(k)(iii) hereof, plus (5) the aggregate outstanding amount of investments permitted under Section 13.01(m)(ii) hereof, exceed (B) 20% of Book Net Worth as of the end of the then immediately preceding fiscal quarter; and

        (viii) investments permitted by Section 13.01(m) hereof;

     (i) discount or sell any of its notes or accounts receivable; provided, however, Airgas or any of its Subsidiaries may discount or sell installment sales contracts relating to the sale of cylinders or equipment held for sale in the normal course of business;

     (j) enter into any transaction, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate, any Subsidiary which is not a Credit Party, or any stockholder, officer or director of Airgas or any of its Subsidiaries, except in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms no less favorable as a whole to such Person than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, Subsidiary, stockholder, officer or director of Airgas or any of its Subsidiaries; provided, however, that any Subsidiary of Airgas may issue, sell and/or distribute to officers of such Subsidiary additional shares of stock in such Subsidiary not to exceed 15% in the aggregate of any class of stock of such Subsidiary for all such officers;

     (k) make any loans or advances to any Person except (i) loans or advances in the ordinary course of business including any loans or advances made in connection with the sale of cylinders on an installment basis; (ii) loans or advances to any Credit Party; and (iii) additional loans and investments provided that at no time shall (A) the sum of (1) the aggregate outstanding principal amount of loans and advances permitted under this clause
(iii), plus (2) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under Section 13.01(d)(ii) hereof and the aggregate amount of investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) made in the REIT as permitted under Section 13.01(h)(vii) hereof, plus (3) the aggregate outstanding principal amount guaranteed pursuant to all guarantees permitted under Section 13.01(g)(iv) hereof, plus (4) the aggregate outstanding amount of investments permitted under Section 13.01(h)(vi) hereof,


plus (5) the aggregate outstanding amount of investments permitted under
Section 13.01(m)(ii) hereof, exceed (B) 20% of Book Net Worth as of the end of the then immediately preceding quarter;

     (l) declare or pay any cash dividends (other than stock dividends) or redeem or retire any of its capital stock at any time when there exists, or if, as a consequence thereof, there would occur, any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would constitute such an Event of Default;

     (m) create or permit to exist any partnerships or joint ventures or make any similar substantial investment other than (i) the existing joint venture interest of Midwest in Elkem Metals Company and (ii) additional investments provided that at no time shall (A) the sum of (1) the aggregate outstanding amount of investments permitted under this clause (ii), plus (2) the aggregate fair market value of all assets contributed to the REIT by Airgas and its Subsidiaries as permitted under Section 13.01(d)(ii) hereof and the aggregate amount of investments (other than asset contributions otherwise permitted by Section 13.01(d)(ii) hereof) made in the REIT as permitted under Section 13.01(h)(vii) hereof, plus (3) the aggregate outstanding principal amount guaranteed pursuant to all guarantees permitted under Section 13.01(g)(iv) hereof, plus (4) the aggregate outstanding amount of investments permitted under Section 13.01(h)(vi) hereof, plus (5) the aggregate outstanding principal amount of loans and advances permitted under Section 13.01(k)(iii) hereof, exceed (B) 20% of Book Net Worth as of the end of the then immediately preceding fiscal quarter;

     (n) enter into a line of business other than (i) a line of business which is similar to and compatible with (A) the business formerly conducted by Jackson, (B) the business of US Cryogenics, Inc. prior to its sale to US Airgas, Inc. or (C) the business of Nitrous Oxide, Leasing and those other Credit Parties which conduct a gas distribution business, including the distribution of equipment and/or supplies related thereto, (ii) a business involving the financing of customers and suppliers of any of Airgas and its Subsidiaries or (iii) any other business conducted by Airgas or any of its Subsidiaries as of the Closing Date;

     (o) change its current accounting practices regarding recognition of income except in connection with changes in Generally Accepted Accounting Principles;

     (p)  permit the Leverage Ratio at any time to be greater than 0.7 to 1.0;

     (q)  permit the Current Ratio at any time to be less than 1.3 to 1.0;

     (r) permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarterly period to be less than 1.45 to 1.00;

     (s) permit Book Net Worth at any time to be less than $140,000,000.00; provided, however, (i) such amount shall be increased at the end of each fiscal year (commencing with the end of the fiscal year ending March 31, 1995) by an amount equal to the greater of $3,000,000.00 or 75% of Airgas and its Subsidiaries' net income for the fiscal year then ending (computed on a consolidated basis in accordance with Generally Accepted Accounting Principles) and (ii) in addition to any increases pursuant to clause (i) above, such amount shall also be increased by 75% of the net proceeds received by Airgas or any of its Subsidiaries in connection with (A) any private or public sale or placement of its common or preferred stock


(including, without limitation, any placement of stock in connection with the exercise of warrants or options), (B) the conversion of any Subordinated Debt into equity or (C) any other transaction which, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, increases the owners' equity accounts of Airgas or any of its Subsidiaries; provided further, such amount shall be reduced to the extent recommended by the independent certified public accountants of Airgas and its Subsidiaries (and concurred in by the Banks) in connection with adjustments made in accordance with Statements on Financial Accounting Standards (SFAs) #106 and #109;

     (t) except as otherwise permitted in writing by the Majority Banks, make any payment of principal or interest on any Subordinated Debt if at the time of the proposed payment the documents evidencing such Subordinated Debt provide that the holders thereof shall not be entitled to receive payment thereof until the term of this Loan Agreement shall have expired in accordance with the provisions of Section 16.11 hereof; or

     (u) except as otherwise permitted in writing by the Majority Banks, enter into any modification or amendment of the terms or provisions of either Senior Subordinated Note Purchase Agreement or any other document executed in connection with the Subordinated Debt.

                          ARTICLE XIIIA

          Incorporation of Subordinated Debt Covenants

     13A.01 The covenants contained in Section 10 of each of the Senior Subordinated Note Purchase Agreements, as such covenants may be amended or modified from time to time (the "Incorporated Covenants"), are hereby incorporated herein by reference and shall be as binding on the Borrowers as if set forth fully herein. In the event that both of the Senior Subordinated Note Purchase Agreements are terminated, the provisions of this Section 13A.01 shall have no further force or effect.

                           ARTICLE XIV

               Events of Default and Acceleration

     14.01 If any of the following events (the "Events of Default") shall occur and be continuing:

     (a) (i) the failure of the Borrowers to make when due any payment of interest, fees or other amounts required by this Loan Agreement and/or any of the other Loan Documents (other than a payment of principal) and the continuation of such failure for five (5) days; or (ii) the failure of the Borrowers to make when due any payment of principal required by this Loan Agreement and/or any of the Notes or Money Market Notes;

     (b) the failure of any Credit Party to comply with any other terms and conditions in this Loan Agreement (including without limitation any covenant incorporated herein by reference pursuant to Section 13A.01 hereof) or the other Loan Documents within 30 days after the earlier to occur of (i) written notice from the Agent specifying the default and requesting that it be remedied; or (ii) an Executive Officer of Airgas becomes aware of such violation;





     (c) any representation or warranty made by the Credit Parties, or any of them, herein or in any of the other Loan Documents or in any certificate, statement or report heretofore or hereafter made (or deemed made pursuant to Article X hereof) shall be untrue in any material respect when made (or deemed made);

     (d)  any Credit Party:

          (i) shall make an assignment for the benefit of creditors; or

         (ii) has a petition initiating a proceeding under any section or chapter of the Bankruptcy Code or its amendments, filed by or against such Credit Party, and, if against such Credit Party, such petition is not set aside or dismissed within sixty (60) days after such filing; or

        (iii)  shall file any judicial proceedings for
     dissolution or liquidation; or

         (iv) has a receiver, trustee or custodian appointed for all or a material part of its assets which, if involuntary, is not dismissed within 60 days of such appointment; or

          (v) seeks to make an adjustment, settlement or extension of its debts with its creditors generally; or

         (vi) shall consent to or acquiesce in any of the events specified in this subsection (d) which are commenced or instituted against such Credit Party;

     (e) one or more judgments or decrees shall be entered against any Credit Party involving in the aggregate liabilities (to the extent not paid or to the extent not fully covered by insurance or by adequate reserves (as determined by the Majority Banks in their sole reasonable discretion) provided by such Person) of $500,000.00 or more and all or some of such judgments and decrees (to the extent necessary to reduce the aggregate liability to less than $500,000.00) shall not have been vacated, discharged or stayed within 30 days from the entry thereof;

     (f) any Credit Party defaults in the performance of any recourse obligation incurred in connection with the sale of conditional sales contracts relating to the sale of cylinders, unless such default is in connection with a bona fide dispute and the applicable Credit Party shall have made adequate provision (as determined by the Majority Banks in their sole reasonable discretion) for such obligation on its books of account;

     (g) any Credit Party in the performance of any other agreement between it and any other lender (including without limitation one of the Banks) fails to pay when due any indebtedness for borrowed money having a principal balance (alone or in the aggregate) in excess of $500,000.00 or otherwise defaults with respect to any such indebtedness and such default results in or would permit the acceleration thereof, unless, with respect to any indebtedness permitted by Section 13.01(a)(v) hereof, such default is in connection with a bona fide dispute as to the right of the applicable Credit Party to offset such indebtedness against indemnification obligations of the holder of such


indebtedness to such Credit Party and such Credit Party shall have made adequate provision (as determined by the Majority Banks in their sole reasonable discretion) for such indebtedness on its books of account;

     (h) any Person and/or its Affiliates shall own in the aggregate more than 35% of the Voting Stock of Airgas; provided, however, such occurrence shall not constitute an Event of Default hereunder until a period of 30 days has elapsed from the date of the acquisition by such Person and/or its Affiliates of Voting Stock of Airgas which gives such Person and/or its Affiliates an aggregate ownership of more than 35% of the Voting Stock of Airgas; provided further, if such Person and/or its Affiliates have filed a tender offer statement with the Securities and Exchange Commission in connection with such acquisition, the 30 day period referenced above in the foregoing proviso shall commence on the date of the filing with the Securities and Exchange Commission of such tender offer statement;

     (i) any Credit Party or other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000.00 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans which in the aggregate have unfunded liabilities in excess of $500,000.00 (individually and collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the above; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default (within the meaning of Section 4219(c)(5) of ERISA) with respect to, one or more Multiemployer Plans which could cause one or more members of the Controlled Group to incur a current payment obligation in excess of $500,000.00;


     (j)  an event of default shall occur under any of the other Loan
Documents;

then, and in every such event (other than an event described in paragraph (d) above) and at any time thereafter during the continuance of such event, the Agent may and shall upon request of any Bank with respect to an event described in subparagraph (a) above or upon the request of the Majority Banks with respect to an event described in subparagraph (b), (c), (e), (f), (g),
(h), (i) or (j) above, by written notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the commitments of all the Banks and the LC Agent hereunder to make Extensions of Credit; (ii) declare the Notes, the Money Market Notes, the LC Reimbursement Obligations and the BA Reimbursement Obligations and all fees and other amounts payable hereunder to be forthwith due and payable, whereupon the Notes, the Money Market Notes, the LC Reimbursement Obligations and the BA Reimbursement Obligations, both as to principal and interest, and all fees and other amounts payable hereunder, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in the Notes or the Money Market Notes to the contrary notwithstanding; and (iii) pursue any other remedy under this Loan Agreement or any other Loan Document or otherwise; and, in any event described in paragraph (d) above, the commitments of all the Banks and of the LC Agent hereunder to make Extensions of Credit shall automatically terminate and the


Notes, the Money Market Notes, the LC Reimbursement Obligations and the BA Reimbursement Obligations, both as to principal and interest, and all fees and other amounts payable hereunder, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers, anything contained herein or in the Notes or the Money Market Notes to the contrary notwithstanding, and the Agent may pursue any other remedy under this Loan Agreement or any other Loan Document or otherwise.

                           ARTICLE XV

                            The Agent

     15.01 Each Bank hereby irrevocably designates and appoints the Agent as the agent of such Bank under this Loan Agreement and the other Loan Documents, and each Bank hereby irrevocably authorizes the Agent, as the agent for such Bank, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, or any of the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or the other Loan Documents or otherwise exist against the Agent.

     15.02 The Agent may execute any of its duties under this Loan Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     15.03 Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Credit Parties contained in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or enforceability or sufficiency of any of the Loan Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Loan Documents or to inspect the properties, books or records of the Credit Parties.

     15.04 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, Money Market Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties),


independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note or Money Market Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under any of the Loan Documents unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes or the Money Market Notes.

     15.05 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Agent has received notice from a Bank or a Credit Party referring to the applicable Loan Document and describing such Event of Default. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Event of Default as shall be directed in accordance with Section 14.01 or Section 16.05 hereof; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Banks.

     15.06 Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each of the Credit Parties and made its own decision to make its loans hereunder and enter into this Loan Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or the other Banks, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     15.07 The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers, or either of them, and without limiting the obligation of the Borrowers, and each of them, to do so), ratably according to the respective amounts outstanding to the Borrowers, from and against any and all liabilities, obligations, losses, damages, penalties,


actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes and the Money Market Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; provided, further, no Bank shall be obligated for the ratable share of such indemnity obligations of any other Bank. The agreements in this subsection shall survive the payment of the Notes and the Money Market Notes and all other amounts payable hereunder.

     15.08 The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Credit Parties as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it, any Letters of Credit, any Bankers' Acceptances created by it and any Note or Money Market Note issued to it, the Agent shall have the same rights and powers under this Loan Agreement as any Bank and may exercise the same as though it were not the Agent.

     15.09 The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent shall select a successor Agent provided such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Loan Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement and the other Loan Documents.

                           ARTICLE XVI

                          Miscellaneous

     16.01 All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing or by telefax and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of telefax notice, when sent, addressed as follows, or to such address or other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:






          (a)  if to the Borrowers:

               Airgas, Inc.
               Five Radnor Corporate Center
               100 Matsonford Road
               Radnor, Pennsylvania  19087
               Attention:  Britton H. Murdoch

               [Courtesy Copy to:

                    McCausland, Keen & Buckman
                    Five Radnor Corporate Center
                    100 Matsonford Road
                    Radnor, Pennsylvania  19087
                    Attention:  Melvin J. Buckman, Esq.]

          (b)  if to the Banks

               (i)  NationsBank of North Carolina, N.A.
                    NationsBank Corporate Center, 8th Floor
                    Charlotte, North Carolina  28255
                    Attention:  M. Gregory Seaton
                               Eastern Corporate Group

               (ii) The Bank of New York
                    One Wall Street
                    New York, New York  10286
                    Attention:  Michael V. Flannery, Jr.


              (iii) First Fidelity Bank, N.A.
                    Broad & Walnut Streets
                    Philadelphia, Pennsylvania  19109
                    Attention:  Carl Goelz


               (iv) Philadelphia National Bank,
                    Incorporated as Corestates Bank, NA
                    Broad & Chestnut Streets, FC1-8-3-16
                    P.O. Box 7618
                    Philadelphia, Pennsylvania  19101-7618
                    Attention:  Matthew T. Panarese

                (v) Continental Bank
                    231 South LaSalle Street
                    Chicago, Illinois  60697
                    Attention:  Patrick Canning

               (vi) Meridian Bank
                    One Liberty Place
                    1650 Market Street, Suite 3600
                    Philadelphia, Pennsylvania  19103
                    Attention:  David W. Mills

              (vii) NBD Bank, N.A.
                    611 Woodward Avenue
                    Detroit, Michigan  48226
                    Attention:  Nancy L. Russell



             (viii) (A)  For credit matters:
                         CIBC Inc.
                         425 Lexington Avenue
                         New York, New York  10017
                         Attention:  Paul T. LaHiff


                    (B)  For operations matters:
                         CIBC Inc.
                         Two Paces West
                         2727 Paces Ferry Road
                         Suite 1200
                         Atlanta, Georgia  30339
                         Attention:  Vice President
                                   Credit Operations

               (ix) PNC Bank, National Association
                    Land Title Building
                    Broad & Chestnut Streets
                    Philadelphia, Pennsylvania  19101
                    Attention:  Todd Dissinger

          (c)  if to the Agent

               NationsBank of North Carolina, N.A.
               NationsBank Corporate Center, 8th Floor
               Charlotte, North Carolina  28255
               Attention:  M. Gregory Seaton
                           Eastern Corporate Group

     16.02 No failure or delay on the part of any of the Banks in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     16.03 All covenants, agreements, representations and warranties made herein and in the other Loan Documents shall survive the making by the Banks of all Extensions of Credit and the execution and delivery to the Banks of the Loan Documents and shall continue in full force and effect so long as any of the indebtedness of any of the Borrowers to the Banks or any obligations of the Banks under the Revolving Credit Loan Commitments remain outstanding. Whenever in this Loan Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions and agreements by or on behalf of the Credit Parties, and each of them, which are contained in the Loan Documents or this Loan Agreement shall inure to the benefit of the successors and assigns of the Banks.

     16.04 The Borrowers jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Agent, and out-of-pocket costs and expenses of the Banks in connection with the enforcement of this Loan Agreement and the other Loan Documents and to hold the Banks harmless from any and all such costs, expenses and


liabilities. In addition, the Borrowers jointly and severally agree to pay to each Bank an amendment fee of not less than $3,000.00 on the effective date of each agreement hereafter entered into among the Borrowers and the Banks (or the Agent on behalf of the Banks) effecting any material amendment, modification or waiver of the terms of this Loan Agreement, including without limitation any such agreement relating to any provision set forth in Article X, Article XI, Article XII, Article XIII or Article XIV hereof. The Banks hereby acknowledge and agree that no amendment fee (other than the upfront fees payable on the Closing Date as described in Section 9.01(j) hereof) shall be payable pursuant to this Section 16.04 in connection with the amendment of the Prior Loan Agreement as of the date hereof pursuant to this document. The provisions of this Section shall survive the termination of this Loan Agreement.

     16.05 With the written consent of the Majority Banks, the Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Loan Agreement, the Notes, the Money Market Notes or any of the other Loan Documents or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder, and with the consent of the Majority Banks the Agent on behalf of the Banks may execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Agent or Majority Banks may specify in such instrument, any of the requirements of this Loan Agreement or any other Loan Document or any Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note or Money Market Note or any installment thereof or of any LC Reimbursement Obligation or BA Reimbursement Obligation, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or terms of any Commitment, or change the amount or time for payment of any fee required hereunder, or amend, modify or waive any provision of this Section 16.05 or reduce the percentage specified in the definition of "Majority Banks" set forth in Section 1.01 hereof, or amend or modify the definition of "Reference Banks" set forth in Section 1.01 hereof, or amend, modify or waive any provision of any Loan Document requiring action or approval by all of the Banks, or waive an Event of Default specified in
Section 14.01(a) hereof, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Loan Agreement, or release either Borrower from its obligations under this Loan Agreement or release any Guarantee Subsidiary from its obligations under the Guaranty Agreement (except as otherwise permitted by such Section 12.01(y)), or amend, modify or waive any provision of the Loan Documents if such amendment, modification or waiver would have the effect of releasing any collateral security (including, without limitation, any guarantee) granted thereby or the obligations to the Agent and the Banks of the parties thereof (it being expressly understood and agreed by the Borrowers and the Banks that nothing set forth in this Section 16.05 shall be deemed to require any further action or approval of the Banks in connection with the release of collateral contemplated by Section 16.16 hereof), in each case without the written consent of all the Banks, or (b) amend, modify or waive any provision of
Article XV hereof without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, and each of them, the Banks, the Agent and all future holders of the Notes and the Money Market Notes. In the case of any waiver of the requirements of this Loan Agreement, any other Loan Document, the Notes or the Money Market Notes, the parties thereto shall be restored to their former position and rights thereunder, and any Event of Default waived shall be deemed to be cured and


not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

     16.06 Except as otherwise provided for hereunder, interest, fees and premiums hereunder shall be computed on the basis of a three hundred sixty-five (365) day year for the actual number of days in the billing period.

     16.07 Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 14.01 hereof to authorize the Agent to declare the Notes, the Money Market Notes, the LC Reimbursement Obligations and the BA Reimbursement Obligations due and payable pursuant to the provisions of
Section 14.01 hereof, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing at such Bank to or for the credit or the account of either of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Loan Agreement or such Note and although such obligations may be unmatured.

     16.08 Except as otherwise provided for hereunder with respect to Eurodollar Loans, should any installment or other payment of the principal of or interest on the Notes, the Money Market Notes, the LC Reimbursement Obligations or the BA Reimbursement Obligations become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day thereafter and in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

     16.09 This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

     16.10 (a) Any Bank may, at any time upon written notice thereof to the Agent and the Borrowers, transfer or assign all or any portion of the indebtedness evidenced by the Notes or Money Market Notes held by such Bank and the Revolving Credit Loan Commitment of such Bank hereunder and the terms hereof shall extend to any subsequent holder of the Notes or Money Market Notes; provided, however, that any assignment by a Bank hereunder shall be subject to the prior written consent of Airgas and the Agent (in either case not to be unreasonably withheld).

     (b) Any Bank may at any time sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (1) such Bank's obligations under this Loan Agreement shall remain unchanged, (2) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 8.04, 8.05, 8.06, 8.08 and 8.09 hereof, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Bank and except that a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the selling Bank would have been entitled had no such sale been made, and (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such Bank's rights and obligations under this Loan Agreement, and such Bank shall retain

the sole right (and participating banks or other entities shall have no right) to enforce the obligations of any Credit Party under the Loan Documents and to approve any amendment, modification or waiver of any provision of this Loan Agreement or any of the other Loan Documents (other than amendments, modifications or waivers requiring, pursuant to the terms of Section 16.05 hereof, unanimous consent of the Lenders).

     (c) Any Bank may pledge all or any portion of its rights under this Loan Agreement, its Notes and/or its Money Market Note to a Federal Reserve Bank. No such pledge shall release any Bank from its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

     16.11 The term of this Loan Agreement shall be until the commitments of the Banks and of the LC Agent to make Extensions of Credit hereunder shall have terminated and the Banks have received payment in full of the unpaid principal and interest of the Notes, the Money Market Notes, the LC Reimbursement Obligations, the BA Reimbursement Obligations and all other amounts payable hereunder.

     16.12 All obligations of the Borrowers hereunder and under the Notes and the Money Market Notes shall be joint and several obligations of the Borrowers.

     16.13 All documents executed pursuant to the transactions contemplated herein including without limitation this Loan Agreement, the Notes, the Money Market Notes and the other Loan Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina. Each of the Borrowers hereby submits to the nonexclusive jurisdiction and venue of the state and federal courts of North Carolina for the purpose of resolving disputes hereunder or under the other Loan Documents or for the purposes of collection. Each of the Borrowers hereby agrees that both the federal and state courts in Mecklenburg County, North Carolina are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum.

     16.14 The payment of the indebtedness of the Borrowers to the Banks hereunder and under the Notes and the Money Market Notes is senior to the payment of the indebtedness of the Borrowers under the Senior Subordinated Note Purchase Agreements and each Note Guaranty (as defined in the Senior Subordinated Note Purchase Agreements) in accordance with the terms thereof.

     16.15 Wherever in this Loan Agreement the conversion of an amount in any foreign currency into its U.S. currency equivalent is required, such U.S. currency equivalent amount shall be realized by using the exchange rate for such foreign currency as set forth in the Wall Street Journal published on the date on which a computation thereof is required to be made hereunder, or if the Wall Street Journal is not published on such date of computation, then as set forth in the most recently published issue of the Wall Street Journal as of such date.

     16.16 Promptly following the Closing Date, each Bank which was a party to the Prior Loan Agreement shall return to Airgas all promissory notes delivered to such Bank in connection with the Prior Loan Agreement.

     16.17 Nothing contained herein shall be deemed to limit the right of any Bank (or any of its affiliates) to make loans to, accept deposits from and generally engage in any kind of business with any Credit Party.



     16.18 The Borrowers hereby agree that all payments and prepayments of principal, interest and fees required to be made hereunder or under any of the other Loan Documents shall be without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by any foreign nation or any political subdivision or taxing authority thereof.

 [The remainder of this page has been left blank intentionally.]


     IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amended and Restated Loan Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                         AIRGAS, INC.


                         By: /s/Britton H. Murdoch
                           _____________________________________
                           Britton H. Murdoch
                           Vice President


                         AIRGAS HOLDINGS, INC.


                         By: /s/Britton H. Murdoch
                           _____________________________________
                           Britton H. Murdoch
                           Vice President


















                        (Signatures Continued)

  NATIONSBANK OF NORTH CAROLINA, N.A.


                                   By: /s/Michael A. Crabb, III
                                      _________________________________

                                   Title: Vice President
                                         ______________________________


                                   THE BANK OF NEW YORK

                                   By: /s/Michael Flannery
                                      _________________________________

                                   Title: Vice President
                                         ______________________________


                                   FIRST FIDELITY BANK, N.A.

                                   By: /s/Carl Goelz
                                      _________________________________

                                   Title: Vice President
                                         ______________________________


                                   PHILADELPHIA NATIONAL BANK,
                                   INCORPORATED AS CORESTATES BANK, NA

                                   By: /s/Matthew T. Panarese
                                      _________________________________

                                   Title: Vice President
                                         ______________________________


                                   CONTINENTAL BANK

                                   By: /s/Russ Covode
                                      _________________________________

                                   Title: Vice President
                                         ______________________________



                                   MERIDIAN BANK

                                   By: /s/David Mills
                                      _________________________________

                                   Title: Vice President
                                         ______________________________


                        (Signatures Continued)


                                   NBD BANK, N.A.

                                   By: /s/Nancy Russell
                                      _________________________________

                                   Title: Vice President
                                         ______________________________


                                   CIBC INC.

                                   By: /s/Paul T. LaHiff, Jr.
                                      _________________________________

                                   Title: Vice President
                                         ______________________________



                                   PNC BANK, NATIONAL ASSOCIATION

                                   By: /s/H. Todd Dissinger
                                      _________________________________

                                   Title: Vice President
                                         ______________________________



                                   NATIONSBANK OF NORTH CAROLINA, N.A.,
                                   as Agent for the Banks

                                   By: /s/Michael A. Crabb, III
                                      _________________________________

                                   Title: Vice President
                                         ______________________________